UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

FIRST NORTHWEST BANCORP
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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LETTER FROM OUR PRESIDENT AND CEO

April __, 2024

DEAR SHAREHOLDER:

On behalf of the Board of Directors and management of First Northwest Bancorp, you are cordially invited to the 2024 Annual Meeting of Shareholders. This year’s meeting will be held in-person at 4:00 p.m. (Pacific Time) on Thursday, May 30, 2024. The meeting will be held at Field Arts and Events Hall, 201 W. Front Street, Port Angeles, Washington 98362.

The attached Proxy Statement discusses each matter expected to be voted on at this year’s Annual Meeting of Shareholders, which the Board of Directors and management team encourage you to attend. In addition to voting on the proposed items, our team will present a brief report on current operations and provide an opportunity for you to have your questions and comments addressed. Whether or not you participate in the Annual Meeting, it is important that your shares be represented and voted. We urge you to promptly vote and submit your proxy (1) via the Internet, (2) by phone, or (3) if you received your proxy materials by mail, by signing, dating, and returning the enclosed proxy card or voting instruction form in the envelope provided for your convenience.

While 2023 presented several challenges related to record increases to interest rates, it also provided the once in a lifetime opportunity to celebrate First Fed Bank’s 100 years of dedication to the communities we serve. Thank you to everyone that helped us celebrate our centennial. Looking forward, we continue to navigate the challenges facing the banking industry nationwide and maintain disciplined focus on our customers, shareholders, employees, and communities. We appreciate your continued interest and support.

Sincerely,

Matthew P. Deines President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Board of Directors of First Northwest Bancorp (the “Board”) is distributing this Proxy Statement to solicit proxies from our shareholders for use at our 2024 Annual Meeting of Shareholders. We first provided electronic access to this Proxy Statement, a form of proxy card, and our Annual Report to our shareholders on or about April   , 2024.

Meeting Date: May 30, 2024	Meeting Location:	Field Arts and Events Hall
201 W. Front Street
Meeting Time: 4:00 p.m. (Pacific Time)		Port Angeles, Washington 98362

Record Date: March 22, 2024

This year’s Annual Meeting will return to an in-person format. You will be able to attend and participate in the Annual Meeting at the time, date, and location shown above. All meeting attendees will be required to comply with local and state health requirements for public meetings.

ANNUAL MEETING BUSINESS

PROPOSAL 1 - Election of ten directors to serve a one-year term;

PROPOSAL 2 - Approval of the Second Amended and Restated Articles of Incorporation of First Northwest Bancorp to remove supermajority voting provisions and permit removal of directors by the shareholders with or without cause;

PROPOSAL 3 - An advisory (non-binding) vote to approve the compensation of our named executive officers, as disclosed in this Proxy Statement; and

PROPOSAL 4 - Ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the year ending December 31, 2024.

YOUR VOTE IS IMPORTANT. We urge you to read this Proxy Statement carefully. Whether or not you plan to attend the Annual Meeting, we urge you to vote promptly through the Internet, by telephone, or by mail. This will ensure the presence of a quorum at the meeting. For instructions on voting, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail. You can request to receive proxy materials by mail or e-mail as well. Promptly voting your shares via the Internet, by telephone, or by signing, dating, and returning the proxy card or voting instruction form will save us the expense and extra work of additional solicitation. If you are a shareholder of record and vote at the Annual Meeting, your proxy will not be used.

By Order of the Board of Directors

Allison R. Mahaney, SVP

General Counsel / Corporate Secretary

Port Angeles, Washington

April   , 2024

The information provided in this Proxy Statement relates to First Northwest Bancorp and its wholly owned subsidiary, First Fed Bank. First Northwest Bancorp may also be referred to as “First Northwest” and First Fed Bank may also be referred to as “First Fed” or the “Bank.” References to “we,” “us,” and “our” refer to First Northwest and, as the context requires, First Fed.

PROXY SUMMARY

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement and does not contain all the information you should consider before casting your vote. Please read this entire Proxy Statement carefully before voting. On or about April 12, 2024, we provided electronic access to our proxy materials and mailed to our shareholders the Notice of Availability of Proxy Materials, which contains instructions on how to access the Proxy Statement and our Annual Report via the Internet and how to vote online.

Information About the Annual Meeting	DATE Thursday, May 30, 2024	TIME 4:00 p.m. (Pacific Time)	LOCATION 201 W. Front Street Port Angeles, Washington 98362
How to Vote	BY INTERNET Vote your shares at www.proxydocs.com/FNWB	BY PHONE Call toll-free number at 1-866- 256-0967	BY MAIL Mark, sign and date your proxy card in the enclosed envelope

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

At the meeting, you will be asked to consider and vote upon the following proposals:

MATTER		BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)
Proposal 1	Election of ten directors to serve a one-year term;	FOR each nominee	6
Proposal 2	Approval of the Second Amended and Restated Articles of Incorporation of First Northwest Bancorp to remove supermajority voting provisions and permit removal of directors by the shareholders with or without cause;	FOR	27
Proposal 3	An advisory (non-binding) vote to approve the compensation of our named executive officers, as disclosed in this Proxy Statement; and	FOR	28
Proposal 4	Ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the year ending December 31, 2024.	FOR	30

PROXY SUMMARY

2023 BUSINESS HIGHLIGHTS

In 2023, First Northwest maintained a disciplined focus on investing in solutions to add value for our customers and communities despite the challenging and unique business climate.

BOARD NOMINEES

NAME	GENDER	AGE AS OF DECEMBER 31, 2023	YEAR FIRST ELECTED OR APPOINTED DIRECTOR
Sherilyn G. Anderson	Female	64	2020
Dana D. Behar	Male	61	2015
Sean P. Brennan	Male	62	2024
Craig A. Curtis	Male	63	2014
Matthew P. Deines	Male	50	2019
Cindy H. Finnie	Female	73	2012
Gabriel S. Galanda	Male	47	2021
Lynn A. Terwoerds	Female	59	2023
Norman J. Tonina, Jr.	Male	59	2013
Jennifer Zaccardo	Female	71	2011

DIRECTORS’ CORE COMPETENCIES

Out of 10 Director Nominees

CORPORATE RESPONSIBILITY SUMMARY

CORPORATE RESPONSIBILITY

First Northwest Bancorp is dedicated to long-term community sustainability and business growth. We know good corporate citizenship not only enhances our ability to pursue business opportunities and manage risks across our business, but also supports our values in addressing many of the challenges faced by our stakeholders. A summary of our recent activities to improve the lives of those we serve is included below.

OUR PEOPLE

First Northwest recognizes that empathy and inclusion in our workforce is critical to our success. Appreciation of the circumstances of others and seeking to understand the obstacles and challenges that is their lived experience is the basis of empathy and is essential for valuing and including every member of our communities. The table below represents self-reported employee racial and ethnic identity and gender identity information across our workforce on the reference dates.

		Q4 2020		Q4 2021		Q4 2022		Q4 2023
TOTAL BY YEAR	NUMBER	PERCENT OF TOTAL	NUMBER	PERCENT OF TOTAL	NUMBER	PERCENT OF TOTAL	NUMBER	PERCENT OF TOTAL

American Indian	3	1.3	5	1.7	6	2.1	2	-0.7
Asian	6	2.6	12	4.2	11	3.9	11	4.1
Black or African American	1	0.5	3	1.1	6	2.1	8	3.0
Hispanic or Latino	12	5.3	12	4.2	11	3.9	12	4.4
Native Hawaiian/Pacific Islander	0	0.0	0	0.0	0	0	1	0.4
2 or More Races	18	7.9	25	8.7	20	7.0	23	8.5
White	185	81.1	228	79.4	229	80.6	212	78.5
Not Specified	3	1.3	2	0.7	1	0.4	1	0.4
All Non-White	40	17.5	57	19.9	54	19.0	57	21.1
Female	155	68.0	199	69.3	196	69.0	185	68.5
Male	73	32.0	88	30.7	88	31.0	85	31.5

OUR COMMUNITY

We are proud to report that First Northwest’s 2023 commitment to our communities was realized through:

•	6,000 hours of employee-donated volunteering for local organizations;
•	$600,000 in funding from the First Fed Foundation to local organizations; and
•	220 in-kind donations, sponsorships, and financial support contributions to organizations in our communities, from youth sports to capital fundraising campaigns.

OUR GOVERNANCE CULTURE

First Northwest’s ongoing commitment to corporate excellence shows in our continued efforts to manage our operations for the long-term benefit of all stakeholders. In doing so, we continue to strengthen the communities we serve. Some of our 2024 corporate governance highlights include:

•	Increasing Board diversity;
•	Continued review and improvement of governance programs and policies; and
•	Board recommendation to shareholders regarding removal of the supermajority shareholder voting provisions.

PRINCIPAL SHAREHOLDERS

PRINCIPAL SHAREHOLDERS

Persons and groups beneficially owning more than five percent of First Northwest’s outstanding shares of common stock (“5% Beneficial Owners”) are required to file reports with the Securities and Exchange Commission (the “SEC”) disclosing their ownership. The following table lists all 5% Beneficial Owners known to management as of the record date for the Annual Meeting, March 22, 2024 (the “Record Date”):

NAME AND ADDRESS	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENT OF SHARES OUTSTANDING (%)
Fourthstone LLC 575 Maryville Centre Drive, Suite 110 St. Louis, Missouri 63141	893,754[1]	9.46
First Northwest Bancorp Employee Stock Ownership Plan 105 W. Eighth Street Port Angeles, Washington 98362	936,540[2]	9.92
FMR LLC 245 Summer Street Boston, Massachusetts 02110	864,697[3]	9.16
Private Capital Management, LLC 8889 Pelican Bay Boulevard, Suite 500 Naples, Florida 34108	795,900[4]	8.43
First Fed Foundation[5] 105 W. Eighth Street Port Angeles, Washington 98362	487,161	5.16
[1]

Based on information provided by Fourthstone LLC to First Northwest, Fourthstone LLC and L. Phillip Stone, IV, shared voting and dispositive power as to 893,754 shares  of common stock as of March 22, 2024. In a schedule 13G filed by Fourthstone LLC on February 14, 2024, Fourthstone Master Opportunity Fund Ltd. reported shared voting and dispositive power as to 714,789 of the shares beneficially owned by Fourthstone LLC, or 7.57% of the outstanding shares of common stock on the Record Date.

[2]

As of December 31, 2023, the ESOP had sole voting power as to 608,855 shares, shared voting power with respect to 327,685 shares, and shared dispositive power with respect to 936,540 shares. The ESOP provides for pass-through voting as to shares allocated to ESOP participants. The trustee for the ESOP will vote all shares as to which participants have not provided voting instructions in the same proportions as the shares as to which the trustee received timely instructions from participants.

[3]

Based on information contained in the schedule 13G/A filed on February 9, 2024, reporting sole voting and dispositive powers as to all shares by FMR LLC and sole voting power as to all shares by Abigail P. Johnson, as a Director, the Chairman and Chief Executive Officer of FMR LLC.

[4]

Based on information contained in the schedule 13G/A filed on February 5, 2024, reporting sole voting and dispositive power as to 237,891 shares and shared voting and dispositive power as to 558,009 shares.

[5]

We established the First Fed Foundation in connection with the mutual to stock conversion of First Fed in 2015 to further our commitment to the local community. Shares of common stock held by the Foundation as of the Record Date will be voted in the same proportions as all shares of common stock voted on all proposals by First Northwest’s other shareholders.

BENEFICIAL OWNERSHIP BY DIRECTORS AND NAMED EXECUTIVE OFFICERS

BENEFICIAL OWNERSHIP BY DIRECTORS AND NAMED EXECUTIVE OFFICERS

The following table sets forth information, as of the Record Date, regarding share ownership of our directors, each executive officer of First Northwest or First Fed named in the Summary Compensation Table appearing under “Executive Compensation” below (referred to as “named executive officers”), and all current directors and executive officers of First Northwest and First Fed as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In accordance with Rule 13d-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), a person is deemed to be the beneficial owner of any shares of common stock if he or she has voting or dispositive power with respect to those shares. Therefore, the table below includes shares held by spouses, by other immediate family members in trust, in retirement accounts or funds for the benefit of the named individuals, and in the ESOP and 401(k) Plan.

As of the Record Date, there were 9,443,271 shares of First Northwest common stock outstanding

NAME	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENT OF SHARES OUTSTANDING (%)
Directors
Sherilyn G. Anderson	10,042[1]	*
Dana D. Behar	55,467[2]	*
Sean P. Brennan	0[3]	*
Craig A. Curtis	27,807[4]	*
Cindy H. Finnie	37,029[5]	*
Gabriel S. Galanda	6,814[6]	*
Lynn A. Terwoerds	6,424[7]	*
Norman J. Tonina, Jr.	35,305[8]	*
Jennifer Zaccardo	38,364[9]	*

Named Executive Officers
Matthew P. Deines**	104,811[10]	1.11
Christopher W. Neros	13,220[11]	*
Christopher J. Riffle	39,280[12]	*
All current directors and executive officers as a group (16 persons)	466,044[13]	4.94
*	Less than one percent of shares outstanding.
**	Mr. Deines is also a Director of First Northwest.

[1]	Includes 1,476 shares of restricted stock as to which Ms. Anderson has voting power.
[2]	Includes 19,852 shares held jointly with spouse and 1,476 shares of restricted stock as to which Mr. Behar has voting power.
[3]	Mr. Brennan joined the Board on March 26, 2024, after the Record Date.
[4]	Includes 6,340 shares held jointly with spouse and 1,476 shares of restricted stock as to which Mr. Curtis has voting power.
[5]	Includes 1,476 shares of restricted stock as to which Ms. Finnie has voting power.
[6]	Includes 2,418 shares of restricted stock as to which Mr. Galanda has voting power.
[7]	Includes 3,625 shares of restricted stock as to which Ms. Terwoerds has voting power.
[8]	Includes 1,476 shares of restricted stock as to which Mr. Tonina has voting power.
[9]	Includes 1,476 shares of restricted stock as to which Ms. Zaccardo has voting power.
[10]	Includes 20,860 shares of restricted stock as to which Mr. Deines has voting power 4,160 units held in the 401(k) Plan, and 2,796 shares held in the ESOP.
[11]	Includes 11,329 shares of restricted stock as to which Mr. Neros has voting power.
[12]	Includes 7,233 shares of restricted stock as to which Mr. Riffle has voting power, and 4,832 shares held in the ESOP.
[13]

Includes a total of 26,671 shares of restricted stock as to which four additional executive officers have voting power, as well as 3,505 units held in the 401(k) Plan, and 11,419 shares held in the ESOP for their account. Units consist of shares of First Northwest common stock and a liquidity cash component.

ELECTION OF DIRECTORS

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Board of Directors (the “Board”) consists of ten members, each of whom has been nominated for election at the Annual Meeting. The table below sets forth information regarding each nominee for director. All nominees are also directors of First Fed.

The Nominating and Corporate Governance Committee of the Board selects nominees for election as directors and presents its nominees to the Board for consideration. All nominees currently serve as First Northwest directors. Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. It is intended that the proxies solicited on behalf of the Board (other than proxies in which the vote is withheld as to the nominee) will be voted at the Annual Meeting for the election of the nominees identified in the table below. If a nominee is unable to stand for election, the Board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. At this time, we are not aware of any reason why a nominee might be unable to serve if elected.

Directors are elected by a plurality of the votes cast, individually or by proxy, at the Annual Meeting by holders of First Northwest common stock. Accordingly, the ten nominees for election as directors who receive the highest number of votes cast will be elected. Our Articles of Incorporation do not permit shareholders to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because the ten nominees receiving the greatest number of votes will be elected.

NAME	GENDER	AGE AS OF DECEMBER 31, 2023	YEAR FIRST ELECTED OR APPOINTED DIRECTOR
Sherilyn G. Anderson	Female	64	2020
Dana D. Behar	Male	61	2015
Sean P. Brennan	Male	62	2024
Craig A. Curtis	Male	63	2014
Matthew P. Deines	Male	50	2019
Cindy H. Finnie	Female	73	2012
Gabriel S. Galanda	Male	47	2021
Lynn A. Terwoerds	Female	59	2023
Norman J. Tonina, Jr.	Male	59	2013
Jennifer Zaccardo	Female	71	2011
[1]	For years prior to 2015, includes service on the Board of Directors of First Fed.

ELECTION OF DIRECTORS

COMMITMENT TO DIVERSITY

Gender Diversity	Racial / Ethnic Diversity
4 of 10 directors identify as female	3 of 10 directors identify as racially or ethnically diverse

61 YEARS	30%	30%	6 YEARS
Average Age	Racially/Ethnically Diverse	Board Diversity	Average Tenure

BOARD DIVERSITY MATRIX

The following table identifies the self-reported gender identity and demographic background of our Board as of the Record Date.

Total Number of Directors:	10
PART I: GENDER IDENTITY	FEMALE	MALE	NON- BINARY	DID NOT DISCLOSE GENDER
Directors	4	6	0	0
PART II: DEMOGRAPHIC BACKGROUND
African American or Black	0	0	0	0
Alaskan Native or Native American	0	1	0	0
Asian	1	0	0	0
Hispanic or Latinx	0	1	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	1
Did Not Disclose Demographic Background	0

ELECTION OF DIRECTORS

INFORMATION REGARDING NOMINEES FOR ELECTION

The following symbols identify individual experience, qualifications, and skills our Nominating and Corporate Governance Committee considered in making its decision to nominate directors to our Board. The fact that a particular attribute was not considered does not mean that the director lacks such an attribute.

Corporate Strategy	Experience developing and executing long-term strategic plans to encourage innovation and growth.	Public Company	Past or present board member or executive of another publicly traded company.
Financial Industry	Financial services or related industry experience and proven knowledge of key customers and/or associated risks.	Leadership	Past or present Chief Executive Officer, Chief Financial Officer, Chief Human Resources Officer, Chief Operating Officer, or similar executive experience.
Financial Acumen	Experience or expertise in financial accounting and reporting or the financial management of a major organization.	Operations Management	Experience or expertise in managing the operations of a business or major organization.
Highly Regulated Industry	Experience in a highly regulated industry, such as financial services, gaming, healthcare, pharmaceuticals, etc.	Technology	Understanding of information technology systems and development and/or information security, whether through academia or experience.
Risk Management	Experience assessing and mitigating significant competitive, regulatory, legal, or technological risks across an enterprise.	Corporate Finance	Experience in corporate lending or borrowing, capital markets transactions, significant mergers or acquisitions, private equity, or investment banking.

The principal occupation and other business experience, during at least the last five years, of each director nominee is set forth below.

Sherilyn G. Anderson Age: 64 Director since: 2020 Committees: • Audit (Chair) • Compensation • Executive • F3P

Sherilyn G. Anderson is Vice Chair of the Board and served as CFO of Betacom Incorporated until August 2022. Betacom delivers dynamic, turnkey solutions to help mobile network operators plan, design, build, upgrade, and manage their networks. Prior to joining Betacom in February 2021, Ms. Anderson was the CFO of glassybaby, a Seattle-based producer and nationwide retailer of hand-blown glassware, and a pioneer in social venture enterprise, from October 2017 to June 2020. During her 20-year investment banking career, Ms. Anderson led over $6 billion of capital market transactions and over $1 billion of bank credit transactions on behalf of governmental entities.

Director Qualifications: Ms. Anderson served as Director at Wells Fargo Securities from May 2012 to August 2017 and as Vice President and Director in public finance at UBS, successfully creating and growing both companies’ public finance investment banking practices on the West Coast. She brings substantial experience in financing transactions to the Board. She serves on the Board and is a member of the Finance Committee, of the Pacific Science Center, a nonprofit science museum in Seattle, and as Treasurer of the Vice President of Membership of the Washington chapter of the International Women’s Forum. Ms. Anderson holds an MBA from Harvard Business School, and a B.S. in industrial engineering from Stanford University.

Key Skills and Experience:

ELECTION OF DIRECTORS

Corporate Strategy	Financial Acumen	Risk Management	Leadership	Technology
Financial Industry	Highly Regulated Industry	Public Company	Operations Management	Corporate Finance

Dana D. Behar Age: 62 Director since: 2015 Committees: • Audit • Loan and Asset Quality (First Fed, Chair)

Dana D. Behar has been the owner of Discovery Bay Investments, LLC, a private equity investment firm based in Seattle, Washington, and focused on agricultural land and real estate, since 2015. Prior to that, Mr. Behar worked at HAL Real Estate Investments Inc., a private equity real estate investment entity based in Seattle, Washington, for 23 years, serving as President and Chief Executive Officer from 2005 until 2015.

Director Qualifications: Mr. Behar previously worked in brand management at Procter & Gamble, served as Director of Marketing for the retail chain Egghead Software, and was a management consultant with the Wharton Small Business Development Center. He brings a strong background in business management to the Board. He is active in his community in Seattle, having served as a board member of Community Roots Housing and the Forterra Strong Communities Fund, and is currently serving as a trustee of the Samis Foundation. Mr. Behar has a Bachelor of Arts degree in business with a concentration in finance from the University of Washington and a Master of Business Administration degree with a concentration in finance from the Wharton School of the University of Pennsylvania.

Key Skills and Experience:

Sean P. Brennan Age: 62 Director since: 2024 Committees: • Audit • Compensation • Loan and Asset Quality (First Fed)

Sean P. Brennan has worked in commercial banking for more than 35 years, including co-founding Puget Sound Bank in 2004, where he served as executive vice president and chief lending officer from inception until the merger of that bank with Heritage Bank in January 2018. Mr. Brennan served as a corporate banking development consultant for Heritage Bank NW and as a member of the Leadership Committee for the Heritage Bank Community Development Entity from January 2021until December 31, 2023. Prior to transitioning to his consultancy roles, Mr. Brennan served as senior vice president, regional commercial banking director for Heritage Bank from January 2018 through December 2020. Prior to co-founding Puget Sound Bank, Mr. Brennan served as vice president at Washington Trust Bank where, as a member of the initial leadership team, he opened and grew the Seattle corporate banking office from 2000 until 2005, and as vice president for the Seattle corporate banking team of U.S. Bank from 1987 until 2000.

Director Qualifications: In addition to his commercial banking experience, Mr. Brennan has provided leadership to public, private, and non-profit organizations. He joined the board of Uwajimaya, Inc., in January 2022 where he chairs the Real Estate Task Force Committee and is a member of the Compensation Committee. Mr. Brennan also serves on the Board of Trustees for Plymouth Housing Group and is a member of the Finance Committee and the Investment Committee. Mr. Brennan has served as a board director for Aboda, Inc., a privately held corporate housing provider, Downtown Emergency Service Center, St. Joseph School Endowment, and on advisory boards for Seattle University’s Steven Sundborg, S.J. Center for Community Engagement and Seattle University’s Planned Giving Committee.

Key Skills and Experience:

ELECTION OF DIRECTORS

Craig A. Curtis Age: 63 Director since: 2014 Committees: • Loan and Asset Quality (First Fed) • Executive • Nominating and Corporate Governance (Chair)

Craig A. Curtis is a Partner and Director of Emerging Building Technologies with Mithun, a multi-disciplinary design firm with offices in Seattle, San Francisco and Los Angeles. Mr. Curtis oversees the firm’s commitment to forward-looking industry evolution including mass timber, pre-fabrication and offsite construction. Prior to joining Mithun in 2020, Mr. Curtis served as Chief Architect with Katerra, Inc., starting in January 2016, where he was responsible for the development of Katerra’s building platforms and led the launch of the company’s mass timber design division, including North America’s largest cross-laminated timber factory. Prior to joining Katerra, Mr. Curtis was employed by The Miller Hull Partnership, an architecture and planning firm, for 30 years and served as a partner from 1994 until 2016.

Director Qualifications: Mr. Curtis serves as the Chairperson of the First Fed Loan and Asset Quality Committee. In light of First Fed’s significant participation in construction lending, the Board benefits from his broad experience in the construction industry. He has degrees in Architecture and Construction Management from Washington State University and has served on committees for the North Kitsap School District and Suquamish Community Advisory Council.

Key Skills and Experience:

Matthew P. Deines Age: 50 Director since: 2019 Committees: • Loan and Asset Quality (First Fed)

Matthew P. Deines became President and Chief Executive Officer (“CEO”) of First Fed in August 2019, and was elected President, CEO, and Director of First Northwest on December 5, 2019.

Director Qualifications: With over 20 years in the banking industry, Mr. Deines has experience in a variety of areas, including strategic planning and acquisitions, investor relations, financial reporting, and fintech, as well as operations, information technology, payments, internal controls and board governance. Mr. Deines serves as a Director for the Washington Bankers Association (“WBA”) and has been a conference speaker and instructor for the WBA. He is actively involved with several non-profits. He held these roles at Sound Community Bank (“SBC”) and Sound Financial Bancorp, Inc. (“SFBC”) until March 2018. In 2000, he received his Washington Certified Public Accountant certificate, currently inactive, while working for O’Rourke, Sacher & Moulton, LLP. Mr. Deines served as Executive Vice President and Chief Financial Officer (“CFO”) of Liberty Bay Bank from November 2018 until May 2019. Prior to that, he began work at SBC as its CFO in February 2002 and was promoted to Executive Vice President in January 2005. In 2008, Mr. Deines also became Executive Vice President, CFO, and Corporate Secretary of SFBC. He is a member of the Port Angeles Waterfront Center Board of Directors and actively involved with several other non-profit organizations.

Key Skills and Experience:

ELECTION OF DIRECTORS

Corporate Strategy	Financial Acumen	Risk Management	Leadership	Technology
Financial Industry	Highly Regulated Industry	Public Company	Operations Management	Corporate Finance

Cindy H. Finnie Age: 73 Director since: 2012 Committees: • Audit • Executive • Compensation • F3P • Nominating and Corporate Governance

Cindy H. Finnie has served as Chair of the Board since 2022. She is the co-owner and President of Rainshadow Properties, Inc., an award-winning boutique hotel and property management company that she co-founded in 1995.

Director Qualifications: Ms. Finnie retired in 2011 from Allstate Insurance Company after 38 years of leadership experience. Her range of responsibilities included property and casualty underwriting, sales leadership, business development, and financial management. She was recognized in the company as an expert in developing insurance agencies and was the second person in company history to achieve the top sales leadership award. Her experience in risk management and working in a regulated industry is of great value to the Board. She currently serves as Vice President of the Fort Worden Foundation, Director of the First Fed Foundation, and a member of the Port Townsend Lodging Tax Advisory Council. Past non-profit leadership positions include Board Chair of Centrum, an arts and education organization, Director of the Jefferson County Community Foundation, and Chair of the Fort Worden Public Development Authority. Ms. Finnie was also appointed by the Washington State Governor to serve on the Washington State Arts Commission, which she chaired for three years. Ms. Finnie has a Bachelor of Arts degree from the University of Colorado.

Key Skills and Experience:

Gabriel S. Galanda Age: 48 Director since: 2021 Committee: • F3P

Gabriel S. Galanda is an Indigenous rights attorney and the managing lawyer at Galanda Broadman, PLLC. His practice focuses on complex, multi-party litigation and crisis management, representing Indigenous nations, businesses and citizens. He has been named to Best Lawyers in America in the fields of Native American Law and Gaming Law from 2007 to 2024 and dubbed a Super Lawyer by his peers from 2013 to 2024.

Director Qualifications: Mr. Galanda is an experienced litigator and transactional attorney. He founded and now operates Huy, a 501(c)(3) non-profit organization dedicated to enhancing religious, cultural and other rehabilitative opportunities for American Indian prisoners. Serving as Chairman of the Huy Board of Advisors, Mr. Galanda leads the organization’s amicus curiae efforts before the U.S. Supreme Court and federal and state appellate courts across the country. He brings experience in legal issues and empathy and inclusion to the Board. Mr. Galanda holds a Bachelor’s Degree from Western Washington University and a Juris Doctorate with a Tribal Law and Policy Certificate from the University of Arizona.

Key Skills and Experience:

ELECTION OF DIRECTORS

Lynn A. Terwoerds Age: 60 Director since: 2023 Committees: • Audit • F3P

Lynn A. Terwoerds is a technology thought leader and strategy consultant for global companies. She has been Chief Executive Officer of Digital Resilience, LLC, a cybersecurity consulting firm that she founded, since 2018. Before transitioning to consulting, she served as Executive Director of the Executive Women’s Forum on Information Security, Risk Management and Privacy from February 2016 through December 2020. Prior to February 2016, Ms. Terwoerds was in the Cybersecurity Risk Management division at Oracle Health Services Global Business Unit and prior to that Head of Global Security Architecture and Standards for Barclays PLC.

Director Qualifications: Ms. Terwoerds has 24 years of cybersecurity expertise, including hands-on experience running global security incident response and critical infrastructure long-term security strategy. Her background also includes leadership positions in multiple vertical markets ranging from technology to banking and healthcare. Combining a post graduate degree in Classics, a passion for technology and a multi-cultural upbringing, Ms. Terwoerds is uniquely positioned to assist the Board in connecting the dots between people, process, and technology transformation globally. In addition to her consulting work, she also serves as board President of the Northwest Maritime Center and on the advisory board of the Executive Women’s Forum. Ms. Terwoerds is also a member of the National Association of Corporate Directors and holds NACD Directorship Certification.

Key Skills and Experience:

Norman J. Tonina, Jr. Age: 59 Director since: 2013 Committees: • Compensation • F3P (Chair) • Nominating and Corporate Governance

Norman J. Tonina, Jr. currently serves as President of the First Fed Foundation and as an adjunct faculty member in Seattle Pacific University’s graduate program in Industrial and Organizational Psychology since 2011, in addition to consulting. He most recently worked at Grameen Foundation, a non-governmental organization focused on enabling the poor to create a world without poverty, where he served as an advisor to the Chief Executive Officer and Board of Directors and as its Chief Human Resources Officer from 2010 to 2016.

Director Qualifications: Mr. Tonina began his career at Digital Equipment Corporation in 1987 and joined Microsoft Corporation as a finance manager, rising to become Senior Director of Finance for Microsoft’s Platforms and Applications business. In 1999, he transitioned to Human Resources, where he directed strategic global Human Resources initiatives in the areas of culture, leadership, and talent. The Board benefits from Mr. Tonina’s experience in financial and human capital management. He served on the board of the Fort Worden Public Development Authority from 2011 to 2021. Mr. Tonina earned his Bachelor of Arts degree in Business Administration from Northeastern University, a certificate in Human Resources from the University of Michigan, and a Master’s in Organizational Psychology from Antioch University.

Key Skills and Experience:

ELECTION OF DIRECTORS

Corporate Strategy	Financial Acumen	Risk Management	Leadership	Technology
Financial Industry	Highly Regulated Industry	Public Company	Operations Management	Corporate Finance

Jennifer Zaccardo Age: 71 Director since: 2011 Committees: • Audit • Compensation (Chair) • Nominating and Corporate Governance

Jennifer Zaccardo is a retired Certified Public Accountant with particular expertise in the timber industry and small business financial reporting and taxation. Prior to her retirement in 2021, she served as President and Tax Partner of Baker, Overby & Moore Inc., P.S., a public accounting firm with which she had been affiliated since 1983. Ms. Zaccardo is a member of the Washington Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

Director Qualifications: Ms. Zaccardo brings her expertise in accounting and financial reporting to the Board. She is a past president and treasurer of the Peninsula College Foundation Board of Governors and served on the Quillayute Valley School Board of Directors for 10 years. Ms. Zaccardo earned a Bachelor of Science degree in Forest Resources and a Bachelor of Arts degree in Business Administration from the University of Washington and is a Certified Public Accountant.

Key Skills and Experience:

CORPORATE GOVERNANCE AND BOARD MATTERS

BOARD OF DIRECTORS

The Boards of Directors of First Northwest and First Fed conduct their business through board and committee meetings. In 2023, the Board held 13 meetings and the Board of Directors of the Bank held 16 meetings. No director of First Northwest or the Bank attended fewer than 90 percent of the total meetings of the boards and committees on which that person served.

COMMITTEES AND COMMITTEE CHARTERS

The Board has standing Audit, Compensation, First Fed Fintech Partners (“F3P”), Nominating and Corporate Governance, and Executive Committees. The Board has adopted written charters for the Audit, Compensation, F3P, and Nominating and Corporate Governance Committees, copies of which are available under the “Investor Relations” tab on our website at www.ourfirstfed.com. All members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent, in accordance with the requirements for companies listed on NASDAQ.

The Audit Committee consists of Directors Anderson (Chair), Behar, Finnie, Terwoerds, and Zaccardo. The Board has determined that Ms. Anderson and two other members of the Committee meet the definition of “Audit Committee Financial Expert,” as defined by the SEC. This Committee is primarily responsible for overseeing the integrity of First Northwest’s financial reporting processes, financial

CORPORATE GOVERNANCE AND BOARD MATTERS

statement audits, and systems of internal controls regarding finance, accounting, and legal compliance; overseeing the independence and performance of First Northwest’s independent auditors and internal audit function; and providing an avenue of communication among the independent auditor, management, and the Board. The Audit Committee meets quarterly and on an as-needed basis. The Audit Committee met eight times during 2023.

The Compensation Committee consists of Directors Anderson, Finnie, Tonina, and Zaccardo (Chair). This Committee meets semiannually and as needed, providing general oversight regarding the personnel, compensation, and benefits matters of First Northwest. In furtherance of this purpose, the Compensation Committee is responsible for setting the compensation of our Chief Executive Officer and reviewing his performance, approving the compensation arrangements and performance goals for other senior executives, and recommending board member compensation. The Compensation Committee met three times during 2023.

The F3P Committee consists of Directors Anderson, Finnie, Galanda, Terwoerds, and Tonina (Chair). This Committee meets quarterly and as needed, providing general oversight and strategic direction regarding the Company’s financial technology activities and risk, including strategy, programmatic review, risk monitoring, and control implementation. The F3P Committee met eight times during 2023.

The Nominating and Corporate Governance Committee consists of Directors Curtis (Chair), Finnie, Tonina, and Zaccardo. This Committee is responsible for assessing board and committee membership composition, succession planning, and implementing policies and processes regarding corporate governance matters – including oversight of First Northwest’s Environmental, Social, and Governance programming. The Committee also ensures that the requisite expertise, diversity of skills, experience, background, gender and ethnicity, and independence of the Board are considered in evaluating board composition and director nominations. The Nominating and Corporate Governance Committee meets semiannually and on an as-needed basis. This Committee met four times during 2023.

The Executive Committee consists of Directors Anderson, Finnie, and Curtis. This Committee acts for the Board of Directors when formal board action is required between regular meetings. The Executive Committee did not meet during 2023.

LEADERSHIP STRUCTURE

First Northwest has separated the positions of Board Chair and Chief Executive Officer. The Chair, an independent director, leads the Board and presides at all board meetings, while the President and Chief Executive Officer runs the day-to-day business of First Northwest. The Board supports having an independent director in a board leadership position. This enables non-management directors to raise issues and concerns for board consideration without immediately involving management. The Chair also serves as a liaison between the Board and senior management.

BOARD INVOLVEMENT IN RISK MANAGEMENT PROCESS

As part of its overall responsibility to oversee the management, business, and strategy of First Northwest and First Fed, one of the primary responsibilities of our Board is to oversee the amount and types of risks taken by management in executing our corporate strategy, and to monitor our risk experience against the policies and procedures set to control those risks. The Board’s risk oversight function is carried out through its approval of various policies and procedures, such as our lending and investment policies, and regular monitoring of risk, such as interest rate risk exposure, liquidity, cybersecurity, and problem assets. Some oversight functions are delegated to committees of the Board, with such committees regularly reporting to the full Board the results of their oversight activities. For example, the Audit Committee is responsible for oversight of the independent auditor and meets directly with the auditors at various times during the year, while also receiving quarterly reports on technology and information security, including cybersecurity. Also, the F3P Committee oversees the risks associated with our financial technology activities, including our fintech strategy and investments.

BOARD RECRUITMENT

Our Board of Directors, through our Nominating and Corporate Governance Committee, remains focused on ensuring (1) a smooth transition when directors decide to retire or otherwise leave our Board and (2) that our Board is systematically refreshed so that, taken as a whole, it has the desired mix of skills, experience, continuity, reputation and diversity relevant to our strategic direction and operating environment, as well as the knowledge, ability and independence to continue to deliver the high standard of governance and oversight expected by investors.

CORPORATE GOVERNANCE AND BOARD MATTERS

Among other aspects of the process, our Board of Directors considers the following criteria in recommending new nominees or the re-election of directors to First Northwest’s Board and its committees:

•

expertise and perspective needed to govern our business and strengthen and support senior management, including, for example, diverse financial expertise, knowledge of the financial services industry, corporate leadership, and professional experience in areas relevant to First Northwest’s activities;

•	sound business judgment and a sufficiently broad perspective to make meaningful contributions;
•	time and energy to meet Board commitments;
•	connection to and understanding of the communities we serve;
•	ability to support of management, but remain independent, objective, and willing to question and challenge both openly and in private; and
•	results of our Board and committee self-evaluations, as well as feedback received from the annual interviews of each director by our independent Chair of the Board.

One of the nominees for election as a director at the Annual Meeting is Sean Brennan, who was elected to the Board effective March 26, 2024. In early 2024, following a vetting process, the Nominating and Corporate Governance Committee recommended that the number of positions on the Board be increased to ten members and that Mr. Brennan be elected to fill the resulting vacancy.

The Nominating and Corporate Governance Committee also considers the periodic rotation of committee members and committee chairs to introduce fresh perspectives to the fulfillment of each committees’ duties.

CORPORATE GOVERNANCE POLICY

The Board has adopted a Corporate Governance Policy, a copy of which is available under the “Investor Relations” tab on our website at www.ourfirstfed.com. The Policy covers the following matters:

•	the role of the Board;
•	the composition of the Board;
•	responsibilities and operation of the Board;
•	the establishment and operation of board committees, including Audit, Nominating and Corporate Governance, F3P, and Compensation Committees;
•	succession planning annual review for the Board, Chief Executive Officer and other executive officers;
•	convening executive sessions of independent directors;
•	the Board’s interaction with management and third parties;
•	evaluation of the performance of the Board and the Chief Executive Officer;
•	communications with shareholders and annual meeting attendance; and
•	director orientation and continuing education.

DIRECTOR INDEPENDENCE

Our common stock is listed on the NASDAQ Global Market. In accordance with NASDAQ requirements, at least a majority of our directors must be independent directors. The Board has determined that nine of our ten nominated directors are independent, as defined by NASDAQ rule. Only Matthew Deines, our President and Chief Executive Officer, is not independent.

CODE OF ETHICS

The Code of Ethics applies to each of our directors, officers, and employees, and requires these individuals to maintain the highest standards of professional conduct. The Code is reviewed and updated periodically. The Board reviewed and reapproved the Code in February 2024. A copy of the Code of Ethics is available under the “Investor Relations” tab on our website at www.ourfirstfed.com.

CORPORATE GOVERNANCE AND BOARD MATTERS

DIRECTOR CONTINUING EDUCATION

Continuing education programs assist directors in maintaining skills and knowledge necessary or appropriate for the performance of their responsibilities. These programs may include internally developed materials and presentations, programs presented by third parties, and financial and administrative support to attend qualifying academic or other independent programs. Our Board maintains a strong commitment to continuing education activities each year.

BOARD EVALUATION

The Nominating and Corporate Governance Committee conducts an annual evaluation of the performance of the Board, the Board Chair, and each of its members, including director self-assessments and one-on-one meetings between each director and the Board Chair. The results are reported to the Board. The report includes an assessment of the Board’s compliance with its Corporate Governance Policy, and identification of areas in which the Board could improve its performance.

SHAREHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

The Board welcomes communication from shareholders. Shareholders may send communications to the Board of Directors, First Northwest Bancorp, 105 W. Eighth Street, Port Angeles, Washington 98362. Shareholders should clearly indicate the director or directors for whom the communication is intended so that each communication may be forwarded appropriately.

ANNUAL MEETING ATTENDANCE BY DIRECTORS

We encourage, but do not require, our directors to attend the Annual Meeting of Shareholders. Nine of our ten directors then in office attended the 2023 Annual Meeting of Shareholders held on May 23, 2023.

TRANSACTIONS WITH RELATED PERSONS

First Fed has followed a policy of granting loans to executive officers and directors that fully complies with all applicable federal regulations. Loans to directors and executive officers are made in the ordinary course of business and on the same terms and conditions, including interest rates and collateral, as those of comparable transactions with persons not related to First Fed prevailing at the time, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectability or present other unfavorable features. All loans to directors and executive officers and their related persons on December 31, 2023, were performing in accordance with their terms.

STOCK OWNERSHIP GUIDELINES

In May 2017, the Board adopted a stock ownership policy because it believes that it is in First Northwest’s best interest to align the financial interests of our non-employee directors and Chief Executive Officer with those of our shareholders. The policy requires non-employee directors to own shares of First Northwest’s common stock equal in value to three times the respective director’s annual cash retainer. Each non-employee director who was in office at the beginning of 2023 was compliant with this policy requirement throughout 2023. In addition, our stock ownership guidelines require our Chief Executive Officer to hold First Northwest shares valued at three times his annual base salary within three years of his date of hire. Mr. Deines met his stock ownership guideline in 2020, approximately one year after his appointment as Chief Executive Officer of First Northwest.

ANTI-HEDGING AND ANTI-PLEDGING POLICY

Under our Anti-Hedging and Anti-Pledging Policy, we prohibit hedging the economic risk of ownership of our common stock through short sales or the purchase or sale of options, puts, calls, straddles, equity swaps, or other derivative securities that are directly linked to First Northwest stock, by our directors and officers. We also prohibit our directors and officers from holding our stock in a margin account or pledging our stock as collateral for a loan.

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

The following table shows the compensation paid to our directors for the year ended December 31, 2023, except for Mr. Deines, our President and Chief Executive Officer, whose compensation is presented in the Summary Compensation Table in the section entitled “Executive Compensation” below. Mr. Brennan is not listed in the table because he joined the Board in 2024.

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS[1] ($)	ALL OTHER COMPENSATION[2] ($)	TOTAL ($)
Sherilyn G. Anderson	50,570	22,588	938	74,096
Dana D. Behar	45,191	22,588	248	68,027
Craig A. Curtis	44,856	22,588	248	67,692
Cindy H. Finnie	63,490	22,588	248	86,326
Gabriel S. Galanda	39,130	22,588	643	62,361
Stephen E. Oliver[3]	20,750	22,588	248	43,586
Lynn A. Terwoerds	40,460	67,401	0	107,861
Norman J. Tonina, Jr.	49,262	22,588	248	72,098
Jennifer Zaccardo	49,494	22,588	248	72,330
[1]	The dollar amounts shown in the table represent the aggregate grant date fair value of awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation – Stock Compensation” (“FASB ASC Topic 718”) based on the closing price of First Northwest’s common stock on the respective date of grant in 2023. The restricted shares held by each director on December 31, 2023, were as follows: Ms. Anderson, 3,268 shares; Mr. Galanda, 3,510 shares; Ms. Terwoerds, 4,849 shares; and Mr. Behar, Mr. Curtis, Ms. Finnie, Mr. Tonina, and Ms. Zaccardo, 1,625 shares.
[2]	Represents cash dividends earned on unvested shares of restricted stock which were paid upon vesting under the First Northwest Bancorp 2020 Equity Incentive Plan.
[3]	Mr. Oliver retired in 2023.

CASH RETAINERS

The non-employee (outside) directors of First Northwest receive compensation for their service on the Board. In setting their compensation, the Board considers the significant amount of time and level of skill required for director service. In December 2022, the Board approved increases in cash director fees effective January 1, 2023, that set the annual retainer for service as a non-employee director of First Northwest at $36,530 and clarified that committee chairs shall receive a retainer for service as chair in addition to the standard committee member retainer. The Board Chair is paid an additional annual retainer of $15,000. Under the policy, annual retainers for committee service are as follows:

COMMITTEE	MEMBER RETAINER	ADDITIONAL CHAIR RETAINER	All retainers are paid in equal monthly installments. No additional cash compensation is paid to directors for service on the First Fed Board of Directors.
Audit	$4,160	$4,680
Compensation	$2,600	$3,900
Nominating and Corporate Governance	$2,600	$3,120
F3P	$2,600	$3,900
Loan and Asset Quality (First Fed Board)	$2,600	$3,120

DIRECTOR COMPENSATION

EQUITY GRANTS

Under First Northwest’s non-employee director compensation program, beginning in 2020, each director generally receives an annual grant of restricted shares with a grant date fair value approved by the Compensation Committee. The grants vest on the one-year anniversary of the award date. The awards made in 2023 are shown in the Director Compensation table above. Ms. Terwoerds received an additional grant in recognition of her initial appointment as a director in January 2023.

DEFERRED COMPENSATION PLAN

To encourage the retention of qualified directors, we offer a deferred compensation plan whereby directors may defer all or a portion of their regular fees until a permitted distribution event occurs under the plan. Each director may direct the investment of the deferred fees among investment options made available by First Fed. We have established a grantor trust to hold the plan investments. Grantor trust assets are considered part of our general assets, and the directors have the status of unsecured creditors of First Northwest with respect to the trust assets. The plan permits the payment of benefits upon a separation from service (on account of termination of service or pre-retirement death or disability), a change in control, an unforeseeable emergency, or upon a date specified by the director, in an amount equal to the value of the director’s account balance (or the amount necessary to satisfy the unforeseeable emergency, in that case). A director may elect, at the time he or she makes a deferral election, to receive the deferred amount and related earnings in a lump sum or in annual installments over a period not exceeding 15 years. A director may subsequently elect to change when or how he or she receives his or her plan benefit if certain required conditions are met. On December 31, 2023, our estimated deferred compensation liability accrual with respect to current non-employee directors under the deferred compensation plan totaled approximately $886,000.

EXECUTIVE COMPENSATION

DESCRIPTION OF EXECUTIVE COMPENSATION PROGRAM

This section provides a brief overview of our executive compensation program and the process followed by our Compensation Committee in making decisions about executive compensation. Following this discussion are various tables and additional information about the compensation paid or payable to our “named executive officers.”

COMPENSATION PHILOSOPHY AND OBJECTIVES

In general, our executive compensation policies are designed to establish an appropriate relationship between executive pay and our performance. In particular, our executive compensation program is intended to:

•	attract and retain key executives who are vital to our long-term success;
•	provide levels of compensation competitive with our peers and commensurate with our performance;
•	compensate executives in ways that inspire and motivate them; and
•	properly align risk-taking and compensation.

ROLE OF THE COMPENSATION COMMITTEE

The Compensation Committee is responsible for setting the policies and compensation levels for our directors and executive officers. The Committee is responsible for evaluating the performance of the Chief Executive Officer and setting his compensation, and for reviewing the Chief Executive Officer’s report regarding the performance of other senior executives. The Chief Executive Officer is not involved in decisions regarding his own compensation.

EXECUTIVE COMPENSATION

ROLE OF COMPENSATION CONSULTANTS

Our Compensation Committee has the authority to engage its own advisors to assist in carrying out its responsibilities. In 2023, the Compensation Committee engaged Meridian Compensation Partners LLC, an independent compensation consultant, to assist with its duties, including providing advice relating to our compensation peer group selection, support and specific analysis regarding compensation data, and recommendations for executive and non-employee director compensation. Meridian reports directly to our Compensation Committee and not to management, is independent from us, and has provided no services to us other than compensation-related services. The Compensation Committee relies in part on the information and advice from Meridian, as well as other industry information and surveys regarding executive and non-employee director compensation, as a market comparison of compensation levels and practices and to assess the competitiveness of our executive and director compensation program. Our Compensation Committee has assessed the independence of Meridian and concluded that there are no conflicts of interest regarding the work that Meridian performs for the Committee.

COMPENSATION PROGRAM ELEMENTS

For several years, our executive compensation program has focused primarily on the following components:

PAY ELEMENT	WHAT IT REWARDS	PURPOSE
Base salary	Core competency in the executive’s role relative to skills, experience, and contributions to First Northwest and First Fed	Provide assurance of specified level of compensation to attract and retain qualified individuals
Cash incentive	Contributions toward achieving corporate earnings, growth, and risk management objectives	Provide opportunities to receive annual performance-based cash incentive compensation
Long-term incentive	Contributions toward increasing long-term shareholder value	Promote long-term growth and profitability through performance-based restricted stock awards

Executive officers may also participate in a deferred compensation plan, the 401(k) Plan, and the ESOP as described in more detail under “Retirement Benefits” below. We have also entered into employment agreements with Matthew Deines and Christopher Neros that provide for, among other things, severance compensation upon involuntary termination in certain situations, as described under “Employment Agreements for Named Executive Officers” below. In addition, First Fed and First Northwest offer medical and dental insurance coverage, vision care coverage, group life insurance coverage, and long-term disability insurance coverage under welfare and benefit plans in which most employees, including executive officers, are eligible to participate.

COMPENSATION CLAWBACK PROVISION

If First Northwest or First Fed is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under securities laws, First Fed will recover incentive compensation awarded to current or former executive officers during the preceding three years, to the extent the original awards exceed the amounts that would have been paid under the restated results, or as otherwise required by applicable laws or regulations.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table presents information regarding the compensation of our President and Chief Executive Officer and our next two most highly compensated executive officers who were serving as executive officers on December 31, 2023.

NAME AND PRINCIPAL POSITION	CALENDAR YEAR	SALARY ($)	STOCK AWARD[1] ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION[2] ($)	ALL OTHER COMPENSATION[3] ($)	TOTAL ($)
MATTHEW P. DEINES President and Chief Executive Officer	2023 2022	494,230 447,307	0 98,630	66,960 141,752	37,454 33,288	598,644 720,977
CHRISTOPHER J. RIFFLE Executive Vice President, Chief Strategy Officer and General Counsel	2023 2022	322,115 294,807	0 47,270	34,125 73,500	23,984 28,501	380,224 444,078
CHRISTOPHER W. NEROS Executive Vice President, Chief Banking Officer	2023	301,154	0	78,016	17,621	396,791
[1]	Represents the aggregate grant date fair value of awards, computed in accordance with FASB ASC Topic 718 based on the closing price of First Northwest’s common stock on the respective date of grant.
[2]

Reflects amounts earned under the Cash Incentive Plan. The material terms of the Cash Incentive Plan for 2023 are described below under “Cash Incentive Compensation.” Also includes production-based incentive compensation totaling $68,878 for Mr. Neros.

[3]	Amounts reported for 2023 that represent “All Other Compensation” for each of the named executive officers are listed in the table below.

NAME	401(K) MATCHING CONTRIBUTION	ESOP CONTRIBUTIONS	OFFICER LIFE INSURANCE	DIVIDENDS ON UNVESTED SHARES OF RESTRICTED STOCK	VEHICLE ALLOWANCE	FITNESS ALLOWANCE
MATTHEW P. DEINES	10,659	9,620	446	5,329	9,000	2,400
CHRISTOPHER J. RIFFLE	11,250	10,218	291	1,985	0	240
CHRISTOPHER W. NEROS	9,035	0	446	700	7,200	240

CASH INCENTIVE COMPENSATION

We believe that the opportunity for performance-based pay for officers is a significant factor in aligning the interests of the officers with those of shareholders. The Compensation Committee reviews and approves incentive compensation for the Chief Executive Officer and executive management group on an annual basis to ensure alignment with First Fed business objectives. The Chief Executive Officer is not permitted to be present during any committee deliberations or voting with respect to his compensation.

Each named executive officer has a set of predefined goals that consist of annual corporate performance goals and may also include personal goals outlined in the officer’s individual participation agreement. Each participant is assigned a target award level and range that defines their incentive opportunity. Each executive’s actual incentive compensation will be determined by whether the executive exceeds “threshold,” “target,” or “stretch” performance levels. Actual awards will be allocated based on specific performance goals defined for each participant and will range from 0% to 150% of their target incentive opportunity.

Each participant’s payout is calculated on eligible earnings, as defined in the Cash Incentive Plan, and will be made in a cash lump sum.

EXECUTIVE COMPENSATION

The participants under the Cash Incentive Plan include all Executive and Senior Vice Presidents as well as selected First Vice Presidents and Vice Presidents. In December 2022, the Compensation Committee established performance goals for all participants. The annual incentive opportunities for the named executive officers, expressed as a percentage of annualized base salary on December 31, 2023, were as follows:

EXECUTIVE	BELOW THRESHOLD	THRESHOLD (50%)	TARGET (100%)	STRETCH (150%)
Matthew P. Deines	0%	22.5%	45%	67.5%
Christopher J. Riffle	0%	17.5%	35%	52.5%
Christopher W. Neros[1]	0%	5%	10%	15%

[1]	Mr. Neros had a lower target incentive but also participated in a production-based incentive plan as described below.

In 2023, Mr. Neros also participated in our production-based incentive plan for selected employees. The cash incentive paid was calculated based on specified percentages of production metrics for the year ended December 31, 2023, related to selected categories of loan production, deposits, loan premiums, and gain on sale of qualified Small Business Administration loans.

For 2023, the named executive officers’ goals under the Cash Incentive Plan consisted of the goals listed below, which were equally weighted. The Compensation Committee approved the following corporate performance measures for the named executive officers (dollars in thousands):

PERFORMANCE MEASURE	THRESHOLD	TARGET	STRETCH
Return on Average Equity[1]	9.0%	10.0%	11.0%
Net-Interest Income ($ in thousands)[2]	$69,588	$73,250	$76,913
Customer Deposits ($ in thousands)	$1,461,100	$1,538,000	$1,614,900
Coverage Ratio[4]	20.00%	15.00%	10.00%
Non-Interest Expense Ratio[5]	3.05%	2.90%	2.75%
[1]	Defined as net income divided by annual average total equity for the year ended December 31, 2023.
[2]	Defined as interest income minus interest expense for the year ended December 31, 2023.
[3]	Defined as total customer deposits on December 31, 2023.
[4]	Defined as total classified assets, plus other real estate owned, plus personal property owned, divided by total risk-based capital for the year ended December 31, 2023.
[5]	Defined as non-interest expense as a percentage of average assets on December 31, 2023.

The following table summarizes First Northwest’s results on each performance measure, resulting in 30% of the target-level payout for the year ended December 31, 2023 (dollars in thousands):

PERFORMANCE MEASURE	PERFORMANCE ACHIEVED	PAYOUT AS A PERCENTAGE OF TARGET
Return on Average Equity	1.43%	0%
Net Interest Income	$61,433	0%
Customer Deposits	$1,469,268	50%
Coverage Ratio	15.30%	50%
Non-Interest Expense Ratio	2.91%	50%

EXECUTIVE COMPENSATION

PAY VERSUS PERFORMANCE

The following table presents information regarding our executive compensation pay relative to corporate performance of our principal executive officer (“PEO”), Mr. Deines, and non-PEO named executive officers (“NEOs”) for 2021, 2022, and 2023.

YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR PEO ($)	COMPENSATION ACTUALLY PAID TO PEO[4] ($)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOS ($)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOS[4] ($)	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON TOTAL SHAREHOLDER RETURN ($)	NET INCOME (IN THOUSANDS) ($)
2023[1]	598,644	619,516	388,507	395,699	107.62	2,286
2022[2]	720,977	650,221	441,497	451,898	101.45	13,496
2021[3]	787,400	1,063,295	441,745	616,244	131.32	14,979
[1]	In 2023, Mr. Riffle and Mr. Neros were our Non-PEO NEOs.
[2]	In 2022, Mr. Riffle, Ms. Geraldine Bullard, and Ms. Kelly Liske were our Non-PEO NEOs.
[3]	In 2021, Mr. Riffle and Ms. Kelly Liske were our Non-PEO NEOs.
[4]

The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in the tables below.

Compensation Actually Paid reflects adjustments to the values of awards of restricted shares shown in the Summary Compensation Table as set forth in the tables below.

PEO YEAR	SUMMARY COMPENSATION TABLE TOTAL ($)	INCREASE FOR YEAR-END FAIR VALUE OF EQUITY AWARDS GRANTED DURING YEAR THAT REMAINED UNVESTED AT YEAR-END ($)	CHANGE IN FAIR VALUE OF UNVESTED EQUITY AWARDS FROM PRIOR YEAR-END TO CURRENT YEAR-END ($)	CHANGE IN FAIR VALUE OF UNVESTED EQUITY AWARDS THAT VESTED DURING YEAR FROM PRIOR YEAR-END TO VESTING DATE ($)	DIVIDENDS PAID ON AWARDS DURING YEAR PRIOR TO VESTING DATE ($)	DEDUCTION FOR FAIR VALUE OF AWARDS GRANTED IN PRIOR YEARS THAT WERE FORFEITED DURING YEAR ($)	COMPENSATION ACTUALLY PAID ($)
2023	598,644	0	8,755	6,788	5,329	0	619,516

NON-PEO NEOS YEAR	AVERAGE SUMMARY COMPENSATION TABLE TOTAL ($)	AVERAGE INCREASE FOR YEAR-END FAIR VALUE OF EQUITY AWARDS GRANTED DURING YEAR THAT REMAINED UNVESTED AT YEAR-END ($)	AVERAGE CHANGE IN FAIR VALUE OF UNVESTED EQUITY AWARDS FROM PRIOR YEAR-END TO CURRENT YEAR-END ($)	AVERAGE CHANGE IN FAIR VALUE OF UNVESTED EQUITY AWARDS THAT VESTED DURING YEAR FROM PRIOR YEAR-END TO VESTING DATE ($)	AVERAGE DIVIDENDS PAID ON AWARDS DURING YEAR PRIOR TO VESTING DATE ($)	AVERAGE DEDUCTION FOR FAIR VALUE OF AWARDS GRANTED IN PRIOR YEARS THAT WERE FORFEITED DURING YEAR ($)	AVERAGE COMPENSATION ACTUALLY PAID ($)
2023	388,507	0	2,427	3,422	1,343	0	395,699

Compensation Actually Paid (“CAP”) to our PEO and Non-PEO NEOs was lower in 2023 compared to 2022 and 2021. The decrease in CAP is primarily the result of a decrease in the Company’s stock price in 2022 compared to 2021, which resulted in lower values of equity awards in 2022. Additionally, there were no equity awards in 2023 further reducing CAP. Net Income also decreased in 2023 compared to 2022 and 2021.

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS

The purpose of both the First Northwest Bancorp 2015 Equity Incentive Plan (the “2015 Plan”) and the First Northwest Bancorp 2020 Equity Incentive Plan (the “2020 Plan”) is to promote the long-term growth and profitability of First Northwest, to provide plan participants with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence, and to provide plan participants with incentives that are closely linked to the interests of all shareholders of First Northwest.

The 2015 Plan was approved by shareholders in 2015. Shares of restricted stock granted under the 2015 Plan had a five-year vesting schedule. Any unvested shares held by departing named executive officers prior to the completion of the vesting schedule are forfeited.

The 2020 Plan was approved by shareholders at the Annual Meeting in May 2020 and provides for the grant of a variety of equity- based awards to eligible participants. Named executive officers are eligible for annual grants of shares of restricted stock with a three-year vesting schedule. Unvested shares held by departing named executive officers are forfeited and returned to the 2020 Plan pool.

Beginning with awards granted in 2021, the Compensation Committee has adopted a plan of granting equity awards to the named executive officers covering a number of shares based on the achievement of specified performance goals for the year preceding the grant date. The performance goals are distinct from those associated with cash incentives and are related to shareholder metrics. The target payment is an economic value equal to a percentage of base pay. For Mr. Deines, the target goal for 2023 was 35% of base pay and for both Mr. Riffle and Mr. Neros the target goal was 25% of base pay. In 2023, the performance measures were Total Shareholder Return, based on the Community Bank Exchange-Traded Fund (Ticker: KRE), and annualized Earnings Per Share (EPS) growth, as compared to peer community banks. These two measures are equally weighted (50% each) and have Threshold, Target, and Stretch payments. The table below summarizes 2023 performance goals and outcomes. No restricted shares were granted in the first quarter of 2024 based on the zero payouts shown in the table below.

	THRESHOLD	TARGET	STRETCH	2023	PAYOUT
Total Shareholder Return	100% of Peer	110% of Peer	120% of Peer	3.78%	0%
EPS growth	5.3%	7.0%	8.7%	-84.80%	0%

EXECUTIVE COMPENSATION

The following information with respect to outstanding stock awards as of December 31, 2023, is presented for the named executive officers.

		STOCK AWARDS
NAME	GRANT DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED[1] (#)
Matthew P. Deines	08/07/2019[2]	2,480	39,531
	01/07/2020[3]	2,920	46,545
	03/07/2021[4]	3,833	61,098
	03/07/2022[5]	2,942	46,895

Christopher J. Riffle	03/07/2021[4]	1,960	31,242
	03/07/2022[5]	1,410	22,475

Christopher W. Neros	05/07/2022[6]	5,000	79,700

[1]	Market value is based on the per share closing price of FNWB stock on December 29, 2023, of $15.94.
[2]	Vests in full on August 7, 2024.
[3]	Vests in two equal annual installments beginning January 7, 2024.
[4]	Vests full on March 7, 2024.
[5]	Vests in two equal annual installments beginning March 7, 2024.
[6]	Vests in two equal annual installments beginning May 7, 2024.

The 2015 Plan and the 2020 Plan both provide for accelerated vesting of awards in the event of a recipient’s death or disability, or a change in control. Unvested awards will become exercisable or vest upon the date of the recipient’s death or disability. With respect to a change in control, unvested awards will become exercisable or vest only if the participant experiences an involuntary termination within 365 days following the change in control event, or the acquiring company does not either assume the outstanding award or replace the outstanding award with an equivalently valued award.

RETIREMENT BENEFITS

To encourage the retention of qualified officers, we offer a deferred compensation plan whereby certain officers may defer all or a portion of their annual salary until a permitted distribution event occurs under the plan. Each officer may direct the investment of the deferred salary among investment options made available by First Fed. We have established a grantor trust to hold the plan investments. Grantor trust assets are considered part of our general assets, and the officers have the status of unsecured creditors of First Fed with respect to the trust assets. The plan permits the payment of benefits upon a separation from service (whether on account of termination of employment or pre-retirement death or disability), a change in control, an unforeseeable emergency, or upon a date specified by the officer, in an amount equal to the value of the officer’s account balance (or the amount necessary to satisfy the unforeseeable emergency, in that case). An officer may elect, at the time of the deferral election, to receive the deferred amount and related earnings in a lump sum or in annual installments over a period not exceeding 15 years. An officer may subsequently elect to change when or how he or she receives his or her plan benefit if certain required conditions are met. Currently, none of our named executive officers participate in this plan.

EXECUTIVE COMPENSATION

We currently offer a qualified, tax-exempt savings plan to eligible employees with a cash or deferred feature qualifying under Section 401(k) of the Internal Revenue Code. Participants are permitted to make pre-tax contributions to the 401(k) Plan of up to a maximum of $22,500 in 2023. In addition, participants who have attained age 50 may defer an additional $6,500 annually as a 401(k) “catch-up” contribution. First Fed matches 50% of the first six percent of participants’ contributions to the 401(k) Plan, including catch-up contributions. All participant 401(k) contributions, rollovers, and earnings are fully and immediately vested.

Matching contributions and related earnings vest at a rate of 25% after one year of employment, 50% after two years of employment, 75% after three years of employment, and 100% after four years of employment.

In connection with the conversion of First Fed from the mutual to the stock form of organization, we established an employee stock ownership plan (the “ESOP”). The ESOP provides eligible employees a beneficial interest in First Northwest and an additional retirement benefit in the form of First Northwest common stock. Participants will have a nonforfeitable interest in their individual account based on a vesting schedule of 25% after one year of employment, 50% after two years of employment, 75% after three years of employment, and 100% after four years of employment.

EMPLOYMENT AGREEMENTS FOR NAMED EXECUTIVE OFFICERS

Mr. Riffle entered into a three-year employment agreement in 2018 that was extended and expired in February 2024. Mr. Deines entered into an amended three-year employment agreement in December 2021 that expires in December 2024. Mr. Neros entered into a three-year employment agreement in January 2023 that expires in January 2026. The employment agreement with Mr. Deines provides for extension for an additional year upon review and approval by the Board or the Compensation Committee.

Under the employment agreements with Messrs. Deines and Neros, the executive’s base salary is reviewed at least annually for adjustment. The agreements further provide that the executives may participate, to the same extent as executive officers of First Northwest and First Fed generally, in all plans of First Northwest and First Fed relating to pension, retirement, thrift, profit-sharing, savings, group or other life insurance, hospitalization, medical and dental coverage, travel and accident insurance, education, cash bonuses, and other retirement or employee benefits or combinations thereof. In addition, the executives are entitled to participate in any other fringe benefit plans or perquisites that are generally available to executive officers of First Northwest or First Fed, including deferred compensation programs, car allowances, and health club memberships. Messrs. Deines and Neros will also receive annual paid vacation and voluntary leaves of absence, with or without pay, from time to time at such times and upon such conditions as the Board or the Compensation Committee may determine. The agreements may be terminated by the Board at any time.

EXECUTIVE COMPENSATION

Under Mr. Deines’ employment agreement as amended in December 2021, upon termination of his employment involuntarily other than for cause, death or disability, or by Mr. Deines for “Good Reason” (as defined below), he would be entitled to receive a lump sum cash payment equal to two times the sum of his then current annual base salary plus the average of his annual cash bonus over the previous three years. He would also receive a lump sum payment equal to the cost of coverage under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA")  for a period of 12 months.

In April 2024, the participation of Messrs. Riffle and Neros (each, a “Participant”) in the recently adopted First Fed Bank Executive Change in Control Plan (the “CIC Plan”), was approved by the Compensation Committee. Mr. Deines was not selected as a participant in the CIC Plan because his employment agreement with the Company and First Fed already provides for severance payments and other benefits if the executive is involuntarily terminated other than for cause (or terminates his employment for “Good Reason”) within 18 months following a Change in Control event. The agreements define “Good Reason” as, in the absence of their written consent, any of the following: (i) a material reduction in the executive’s base salary; (ii) a relocation of the executive’s physical place of employment by more than 35 miles for Mr. Deines or 50 miles for Mr. Neros; or (iii) a material adverse change in The agreements define “Change in Control” as a change in the ownership or effective control of First Northwest or First Fed or a change in the ownership of a substantial portion of the assets of First Northwest or First Fed, within the meaning of Section 409A of the Internal Revenue Code.

In the event of a termination in connection with a Change in Control, the employment agreements with Mr. Deines provides that First Northwest and First Fed jointly shall: (1) pay to Mr. Deines in a lump sum, as soon as practicable following receipt of the signed release described above, an amount equal to 2.99 times the current annual salary for Mr. Deines; (2) the average of the annual bonus paid to Mr. Deines for services during the preceding three calendar years; (3) a prorated annual bonus for the current year; and (4) a lump sum payment equal to the cost of COBRA coverage for a period of 12 months.

As Participants under the CIC Plan, if Messrs. Riffle or Neros is terminated other than for Cause (as defined below) or by the Participant for Good Reason (as defined below) in connection with a Change in Control (as defined below), the Participant will be entitled to receive lump sum cash payments within five business days following his termination as follows: (1) an amount equal to earned but unpaid base salary, expense reimbursements, paid time off, and earned but unpaid short- and long-term incentive compensation for the year prior to the year of termination; (2) the pro rata amount of the Participant’s target bonus for the year in which the termination occurs through the termination date; (3) an amount equal to two times the sum of (a) the greater of (x) the Participant’s base salary in effect as of the effective date of the Change in Control and (y) the Participant’s base salary in effect as of the termination date, plus (b) the Participant’s target bonus for the year in which the termination occurs; and (4) an amount equal to the monthly cost of COBRA coverage for 24 months.

The definition of “Cause” in the CIC Plan includes conviction of a felony or crime involving moral turpitude, an act of fraud or the willful commission of an act likely to cause substantial economic damage to First Fed, a continuing willful failure to perform the Participant’s duties, and a material breach of First Fed’s Code of Ethics. “Good Reason” includes a material reduction in the Participant’s base salary or incentive compensation or in his authority, duties, or responsibilities, relocation of his physical place of employment by more than 40 miles, and the failure of a successor to First Fed to assume the CIC Plan. The CIC Plan uses the same definition of Change in Control as the employment agreement with Mr. Deines.

Section 280G of the Internal Revenue Code provides that, if payments made in connection with a Change in Control equal or exceed three times the individual’s base amount, then a portion of those payments are deemed to be “excess parachute payments.” An executive’s “base amount” is generally the average of the executive’s taxable compensation for the last five years preceding the year in which a Change in Control occurs. Individuals are subject to a 20% excise tax on the amount of such excess parachute payments, and First Northwest and First Fed would not be entitled to deduct the amount of such excess parachute payments. Mr. Deines’ employment agreement provides that severance and other payments payable upon a Change in Control, that constitute parachute payments and would be subject to the excise tax, must be reduced until no amount payable to Mr. Deines would be subject to the excise tax. Under the CIC Plan, in the event that any benefits payable to a Participant constitute “excess parachute payments”, the CIC Plan provides that such benefits must either be (i) paid to the Participant in full or (ii) reduced until no amount payable to the Participant would be subject to the excise tax, whichever amount will, on an after-tax basis, provide the Participant with the greatest amount of benefits. All severance payments with respect to a Change in Control are conditioned on receipt of the executive’s signed release of claims against First Northwest and First Fed.

If an executive becomes entitled to benefits under the terms of First Northwest’s or First Fed’s then-current disability plan, if any, or becomes otherwise unable to fulfill the duties required under the employment agreement, the executive shall be entitled to receive such group and other disability benefits as are then provided for executive employees. In the event of an executive’s disability, First Northwest and First Fed may provide the executive with written notice in accordance with the agreement of its intention to terminate the executive’s employment; provided that, under Mr. Deines’ employment agreement, he will, if medically necessary, be entitled to a leave of absence for a consecutive period of 180 days, during which time he will continue to receive his base salary and other benefits once his accrued sick leave has been exhausted.

APPROVAL OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

PROPOSAL 2:

APPROVAL OF AMENDED AND RESTATED ARTICLES OF INCORPORATION -
REMOVAL OF SUPERMAJORITY VOTING PROVISIONS

Our Board recommends that shareholders approve the proposed Second Amended and Restated Articles of Incorporation (the “Articles”) attached to this Proxy Statement as Appendix A. If approved, the proposed amendments would remove the 80% supermajority voting requirements for amendments to the Articles and instead require approval by a majority of the outstanding voting shares for specified actions. Other proposed changes include (1) removing potential limitations on voting by beneficial owners of more than 10% of First Northwest’s common stock in Section C of Article IV, (2) removing Article IX regarding voting on business combinations in its entirety, and (3) revising Article VII to permit shareholders to remove directors with or without cause, as well as changing the vote requirement from 80% to a majority of the shares eligible to vote. Proposed changes associated with this Proposal 2 are presented in Appendix A in red, underlined text for the reader’s convenience. Readers with color vision concerns are encouraged to contact the Company at shareholder@ourfirstfed.com for accessible materials. The description in this Proxy Statement of the proposed changes to the Articles is qualified in its entirety by reference to, and should be read in conjunction with, the full text of Appendix A.

Our current Articles of Incorporation, as amended through June 3, 2022, provide that virtually all substantive provisions contained therein may be amended only with the approval of holders of at least 80% of the outstanding shares of First Northwest’s capital stock. Exceptions include provisions relating to the name of the corporation and a change in the authorized shares of First Northwest capital stock. Thus, virtually all provisions relating to shareholder rights and other significant corporate actions in the Articles of Incorporation cannot be amended other than by an 80% supermajority vote, including, without limitation, rights to call a special meeting of shareholders,  preemptive rights, election and removal of directors, director indemnification, amendments to the Articles of Incorporation and Bylaws, and advance notice of shareholder nominations for election as director and other proposals. In addition, as noted above, if Proposal 2 is approved, Article IV.C, which limits the number of votes that a beneficial owner of more than 10% of our outstanding common stock may cast on a business combination, unless otherwise permitted by vote of a majority of the full Board (including vacancies), as well as Article IX regarding voting on business combinations, will be deleted. In addition, removal of directors without cause by the shareholders will be permitted, and the 80% supermajority vote will be reduced such that future approvals of amendments to the Articles of Incorporation will require only the affirmative vote of holders of a majority of the outstanding shares entitled to vote as provided in the Articles or the Washington Business Corporation Act if Proposal 2 is approved, subject to additional requirements of the Washington Business Corporation Act, including those governing voting by separate voting groups of shareholders, if applicable. If Proposal 2 is approved, the corresponding changes to the Second Amended and Restated Articles of Incorporation as set forth in Appendix A will be effective upon filing with the Washington Secretary of State, subject to any requisite regulatory approvals.

Approval of the Second Amended and Restated Articles of Incorporation will require the affirmative vote of 80% of the votes entitled to be cast at the Annual Meeting. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

PROPOSAL 3:

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Under the Dodd-Frank Act, we are required to periodically include in our Annual Meeting Proxy Statement and present at the Annual Meeting of Shareholders a non-binding shareholder resolution to approve the compensation of our named executive officers, as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the SEC. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse the compensation of our executives as disclosed in the Proxy Statement. We currently hold our say-on-pay vote every year. Over 85 percent of the votes cast on our say-on-pay proposal in 2023 were voted in favor of the proposal. The proposal will be presented at this year’s Annual Meeting in the form of the following resolution:

RESOLVED, that the shareholders approve the compensation of First Northwest Bancorp’s named executive officers, as disclosed in the Executive Compensation section, the compensation tables, and related material in First Northwest’s Proxy Statement for the 2024 Annual Meeting of Shareholders.

This vote will not be binding on our Board of Directors or Compensation Committee and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board. It will also not affect any compensation paid or awarded to any executive. The Compensation Committee and the Board may, however, consider the outcome of the vote when assessing future executive compensation arrangements.

Our executive compensation policies are designed to establish an appropriate relationship between executive pay and the annual and long-term performance of First Northwest and First Fed, to reflect the attainment of short- and long-term financial performance goals, to enhance our ability to attract and retain qualified executive officers, and to align to the greatest extent possible the interests of management and shareholders. Our Board of Directors believes that our compensation policies and procedures achieve these objectives.

Approval, on a non-binding advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the votes cast, individually or by proxy, at the Annual Meeting. Abstentions and broker non-votes do not constitute votes cast and therefore will have no effect on the outcome of the proposal.

AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

The Audit Committee of the First Northwest Board of Directors reports as follows with respect to First Northwest’s audited financial statements for the year ended December 31, 2023:

•	the Audit Committee has completed its review and discussion with management of the audited financial statements for the year ended December 31, 2023;
•

the Audit Committee has discussed with the independent auditor, Moss Adams LLP, the matters required to be discussed by the applicable requirements of the SEC and the Public Company Accounting Oversight Board;

•

the Audit Committee has received the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence; and

•

the Audit Committee has, based on its review and discussions with management of the audited financial statements and discussions with the independent auditor, recommended to the Board of Directors that First Northwest’s audited financial statements for the year ended December 31, 2023, be included in its Annual Report on Form 10-K.

The foregoing report is provided by the following directors, who constitute the Audit Committee:

Sherilyn G. Anderson (Chair)

Dana D. Behar

Cindy H. Finnie

Lynn A. Terwoerds

Jennifer Zaccardo

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such acts.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

PROPOSAL 4:

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee of the Board of Directors has appointed Moss Adams LLP as our independent auditor for the year ending December 31, 2024. You are asked to ratify the appointment of Moss Adams LLP at the Annual Meeting. Although shareholder ratification of the appointment of Moss Adams LLP is not required by our Bylaws or otherwise, our Board of Directors is submitting this appointment to shareholders for their ratification at the Annual Meeting as a matter of good corporate practice. If the appointment of Moss Adams LLP is not ratified by our shareholders, the Audit Committee may appoint another independent auditor, or it may decide to maintain its appointment of Moss Adams LLP. Even if the appointment of Moss Adams LLP is ratified by the shareholders at the Annual Meeting, the Audit Committee, in its discretion, may select a different independent auditor at any time during the year. Moss Adams LLP served as our independent auditor for the year ended December 31, 2023, and a representative of the firm is expected to attend the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they so desire.

Ratification of the appointment of Moss Adams LLP as our independent auditor requires the affirmative vote of a majority of the votes cast, individually or by proxy, at the Annual Meeting. Abstentions do not constitute votes cast and therefore will have no effect on the outcome of the proposal.

The below table sets forth the aggregate fees billed to First Northwest and First Fed for professional services rendered by Moss Adams LLP for the years ended December 31, 2022, and December 31, 2023.

NAME	YEAR ENDED DECEMBER 31, 2022	YEAR ENDED DECEMBER 31, 2023
Audit fees	$411,600	$508,541
Audit-related fees	$81,000	$45,927
Tax fees	$38,000	$47,015
All other fees	$0	$0

The Audit Committee pre-approves all audit and permissible non-audit services to be provided by the independent auditor and the estimated fees for these services in connection with its annual review of its charter. In considering non-audit services, the Audit Committee will consider various factors, including whether it would be beneficial to have the service provided by the independent auditor and whether the service could compromise the independence of the independent auditor. All of the services provided by Moss Adams LLP during the year ended December 31, 2023, were approved by the Audit Committee. Audit-related fees reflect services provided in association with First Fed’s 401(k) Plan audit and regulatory filings as well as the audit of FNWB’s ESOP Plan. Tax fees reflect services related to preparing corporate tax returns and all other fees reflect services provided in association with consent procedures on registration statements filed with the SEC for compensation plans.

SHAREHOLDER PROPOSALS

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the 2025 Annual Meeting of Shareholders must be received at the executive office at 105 W. Eighth Street, Port Angeles, Washington 98362, no later than December 20, 2024, in order to be eligible for inclusion in our printed proxy materials. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act, and as with any shareholder proposal (regardless of whether included in our proxy materials), our Articles of Incorporation and Bylaws.

Our Articles of Incorporation provide that, in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before a meeting, a shareholder must deliver notice of such nominations and/or proposals to the Corporate Secretary not less than 90 or more than 120 days prior to the date of the meeting; provided that if the meeting is convened more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the shareholder must be received not later than the close of business on the later of (i) the 90th day before such annual meeting and (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. As specified in the Articles of Incorporation, the notice with respect to nominations for election of directors must set forth certain information regarding each nominee for election as a director, including the person’s name, age, business address, and number of shares of common stock held, a written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected, and certain other information regarding the shareholder giving such notice. The notice with respect to business proposals to be brought before the annual meeting must state the shareholder’s name, address, and number of shares of common stock held, a brief discussion of the business to be brought before the annual meeting, the reasons for conducting such business at the meeting, and any interest of the shareholder in the proposal.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

WHO IS ENTITLED TO VOTE?

We have fixed the close of business on March 22, 2024, as the record date for shareholders entitled to receive notice of and to vote at our Annual Meeting. Only holders of record of First Northwest’s common stock on that date are entitled to receive notice of and to vote at the Annual Meeting. You are entitled to one vote for each share of First Northwest common stock you own unless you own more than ten percent of First Northwest’s outstanding shares. On March 22, 2024, the voting record date, there were 9,443,271 shares of First Northwest common stock outstanding and entitled to vote at the Annual Meeting.

HOW CAN I ATTEND THE ANNUAL MEETING?

The Annual Meeting will be conducted in person at Field Arts and Events Hall, 201 W. Front Street, Port Angeles, Washington 98362. You are entitled to participate in the Annual Meeting only if you were a stockholder of First Northwest as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The meeting will begin promptly at 4:00 p.m. (Pacific Time) on May 30, 2024. We encourage you to arrive at the meeting prior to the start time, leaving ample time for the check-in. Please follow the registration instructions as outlined in this Proxy Statement.

HOW DO I REGISTER TO ATTEND THE ANNUAL MEETING?

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting. Please follow the instructions on the notice or proxy card that you received.

HOW DO I VOTE AT THE ANNUAL MEETING?

Proxies are solicited to provide all shareholders of record as of the voting Record Date an opportunity to vote on matters scheduled for the Annual Meeting as described in these materials. You are a shareholder of record if your shares of First Northwest common stock are held in your name. If you are a beneficial owner of First Northwest common stock held by a broker, bank, or other nominee (i.e., in “street name”), please see the instructions below under “What If My Shares Are Held in Street Name?”

Shares of First Northwest common stock can only be voted by the shareholder or by proxy at the Annual Meeting. To ensure your representation at the Annual Meeting, we recommend you vote by proxy even if you plan to attend the Annual Meeting. You can vote by telephone or the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail. You may also vote by signing, dating, and returning the proxy card or voting instruction form if you requested a copy of the proxy materials by mail. You can always change your vote at the Annual Meeting if you are a shareholder of record and attend the meeting in person.

Shares of First Northwest common stock represented by properly executed proxies will be voted by the Board of Directors in accordance with the shareholder’s instructions. Where properly executed proxies are returned to us with no specific instruction as to how to vote at the Annual Meeting, the Board will vote the shares as reflected in the following table:

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

MATTER		BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)
Proposal 1	Election of ten directors to serve a one-year term;	FOR each nominee	6
Proposal 2	Approval of the Second Amended and Restated Articles of Incorporation of First Northwest Bancorp to remove supermajority voting provisions and permit removal of directors by the shareholders with or without cause;	FOR	27
Proposal 3	An advisory (non-binding) vote to approve the compensation of our named executive officers, as disclosed in this Proxy Statement; and	FOR	28
Proposal 4	Ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the year ending December 31, 2024.	FOR	30

If any other matters are properly presented at the Annual Meeting for action, the Board of Directors will have the discretion to vote on these matters in accordance with its best judgment. We do not currently expect that any other matters will be properly presented for action at the Annual Meeting.

You may receive more than one Notice of Internet Availability of Proxy Materials depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse, and some in trust for your children. In this case, you will receive three separate (but similar) notices explaining how to access the proxy materials and vote.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

Our proxy materials are available at www.proxydocs.com/FNWB. The following materials are available for review:

•	Proxy Statement;
•	Notice of Internet Availability of Proxy Materials (which includes directions on how to attend the Annual Meeting, where you may vote if you are a shareholder of record);
•	Proxy card; and
•	Annual Report to Shareholders.

We provided electronic access to our proxy materials beginning on or about April  , 2024. On or about April  , 2024, we mailed to our shareholders the Notice of Availability of Proxy Materials, which contains instructions on how to access the Proxy Statement and our Annual Report via the Internet and how to vote online. The SEC allows the delivery of proxy materials to shareholders over the Internet. We believe that this offers a convenient way for shareholders to review the Annual Meeting materials, while also reducing printing and mailing expenses and lessening the environmental impact of paper copies.

WHAT IF MY SHARES ARE HELD IN STREET NAME?

If you are the beneficial owner of shares held in “street name” by a broker, your broker or other custodian is required to vote the shares in accordance with your instructions. If you do not give instructions to your broker, stock exchange rules permit your broker to vote the shares only with respect to discretionary items. In the case of non-discretionary items, the shares not voted will be treated as “broker non-votes.”

If your shares are held in street name, you will need proof of ownership to be admitted to the Annual Meeting. A legal proxy issued by your broker, a recent brokerage statement, or a letter from the record holder of your shares are examples of proof of ownership. If you want to vote your shares of common stock held in street name at the Annual Meeting, you will need to obtain a legal proxy in your name from the broker, bank, or other nominee who holds your shares.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

HOW WILL MY SHARES OF COMMON STOCK HELD IN THE EMPLOYEE STOCK OWNERSHIP PLAN BE VOTED?

We maintain the First Northwest Bancorp Employee Stock Ownership Plan (“ESOP”) for the benefit of our employees. Each participant may instruct the ESOP trustees how to vote the shares of First Northwest common stock allocated to his or her account under the ESOP by completing the proxy card distributed by the administrator. If a participant properly executes the proxy card, the administrator will instruct the trustees to vote the participant’s shares in accordance with the participant’s instructions. Unallocated shares of First Northwest common stock held in the ESOP and allocated shares for which proper voting instructions are not received will be voted by the trustees in the same proportion as shares for which the trustees have received voting instructions. In order to give the trustees sufficient time to vote, all vote authorization forms must be received by the ESOP third party administrator, Principal Trust Service, on or before May 28, 2024, at 4:00 p.m. (Pacific Time).

HOW WILL MY SHARES OF COMMON STOCK HELD IN THE FIRST FED 401(K) PLAN BE VOTED?

We also maintain the First Fed Bank 401(k) Plan for the benefit of our employees. First Northwest’s common stock is an investment choice for participants in the 401(k) Plan. Each participant may instruct the trustees how to vote the shares of First Northwest common stock allocated to his or her account under the 401(k) Plan by completing the proxy card distributed by the administrator, Principal Trust Service. If a participant properly executes the proxy card, the administrator will instruct the trustee to vote the participant’s shares in accordance with the participant’s instructions. Shares for which proper voting instructions are not received will be voted by the trustee as directed by the administrator. In order to give the trustee sufficient time to vote, all vote authorization forms must be received by the administrator on or before May 28, 2024, at 4:00 p.m. (Pacific Time).

HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

A quorum must be present at the meeting for any business to be conducted. The presence, at the meeting or by proxy, of at least a majority of the shares of First Northwest common stock entitled to vote at the Annual Meeting as of the Record Date will constitute a quorum. Abstentions and broker non-votes will be included in the number of shares considered to be present at the meeting for purposes of determining whether a quorum exists at the Annual Meeting.

WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?

If a quorum is not present at the scheduled time of the meeting, a majority of the shareholders present or represented by proxy may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the adjourned meeting is set to be held 120 days or more after the original meeting. An adjournment will have no effect on the business that may be conducted at the meeting.

MAY I REVOKE MY PROXY?

You may revoke your proxy before it is voted by:

•	submitting a new proxy with a later date;
•

notifying the Corporate Secretary of First Northwest in writing (or if you hold your shares in street name, your broker, bank or other nominee) before the Annual Meeting that you have revoked your proxy; or

•	voting at the Annual Meeting.

If your shares are held in street name, you must obtain a validly executed legal proxy from your broker or other custodian indicating that you have the right to vote your shares.

MISCELLANEOUS

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10 percent of First Northwest’s common stock (with certain exceptions), to report their initial ownership of the common stock and any subsequent changes in that ownership to the SEC. The SEC has established filing deadlines for these reports, and we are required to disclose in this Proxy Statement any late filings or failures to file. Based solely on our review of reports filed electronically with the SEC and written representations provided to us by the above referenced persons, we believe that, during the year ended December 31, 2023, all filing requirements applicable to our executive officers, directors, and greater than 10 percent shareholders were properly and timely complied with, except with regard to Terry Anderson, Chief Credit Officer of First Fed, who filed one late Form 4.

MISCELLANEOUS

The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the Board of Directors.

We will bear the cost of solicitation of proxies and will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of First Northwest’s common stock. In addition to solicitations via the Internet and by mail, our directors, officers, and regular employees may solicit proxies personally or electronically or by telephone without additional compensation.

Our Annual Report to Shareholders, including the Annual Report on Form 10-K, has been made available to all shareholders of record as of the close of business on the Record Date for the Annual Meeting, and is available on our website at www.ourfirstfed.com under the “Investor Relations” tab.

By order of the Board of Directors

Allison R. Mahaney, SVP

General Counsel / Corporate Secretary

Port Angeles, Washington

April  , 2024

APPENDIX A

SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

FIRST NORTHWEST BANCORP

ARTICLE I

Name

The name of the corporation is First Northwest Bancorp (the “Corporation”).

ARTICLE II

Duration

The duration of the Corporation is perpetual.

ARTICLE III

Purpose and Powers

The purpose for which the Corporation is organized is to act as a bank holding company and to transact all other lawful business for which corporations may be incorporated under the Washington Business Corporation Act (the “WBCA”). The Corporation shall have all and may exercise all the express, implied and incidental powers of a corporation organized under the WBCA.

ARTICLE IV

Capital Stock

The total number of shares of all classes of capital stock which the Corporation has authority to issue is 80,000,000, of which 75,000,000 shall be common stock of par value of $0.01 per share, and of which 5,000,000 shall be serial preferred stock of par value of $0.01 per share. The shares may be issued from time to time as authorized by the Board of Directors without further approval of the shareholders, except to the extent that such approval is required by governing law, rule or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the stated par value per share. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. Upon authorization by its Board of Directors, the Corporation may issue its own shares in exchange for or in conversion of its outstanding shares or distribute its own shares, pro rata to its shareholders or the shareholders of one or more classes or series, to effectuate stock dividends or splits, and any such transaction shall not require consideration.

Except as expressly provided by applicable law, these Second Amended and Restated Articles of Incorporation or by any resolution of the Board of Directors designating and establishing the terms of any series of preferred stock, no holders of any class or series of capital stock shall have any right to vote as a separate class or series or to vote more than one vote per share. The shareholders of the Corporation shall not be entitled to cumulative voting in any election of directors.

A description of the different classes and series (if any) of the Corporation’s capital stock and a statement of the designations, and the relative rights, preferences, limitations and voting powers of the shares of each class and series (if any) of capital stock are as follows:

A.         Common Stock. On matters on which holders of common stock are entitled to vote, each holder of shares of common stock shall be entitled to one vote for each share held by such holder.

Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the Board of Directors.

In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Corporation available for distribution remaining after: (i) payment or provision for payment of the Corporation’s debts and liabilities; (ii) distributions or provision for distributions in settlement of the liquidation account established for certain depositors of First Fed Bank (“First Fed”) in connection with First Fed’s mutual-to-stock conversion; and (iii) distributions or provision for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution or winding up of the Corporation. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

B.         Serial Preferred Stock. The Board of Directors of the Corporation is authorized by resolution or resolutions from time to time adopted to provide for the issuance of preferred stock in series and to fix and state the voting powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof, including, but not limited to, determination of any of the following:

(a) The distinctive serial designation and the number of shares constituting such series;

(b) The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

(c) The voting powers, full or limited, if any, of shares of such series;

(d) Whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed;

(e) The amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(f) Whether the shares or such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

(g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, and, if so convertible or exchangeable, the conversion price(s), or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

(h) The price or other consideration for which the shares of such series shall be issued; and

(i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

Each share of each series of preferred stock shall have the same relative rights as and be identical in all respects with all other shares of the same series.

~~C. 1. Notwithstanding any other provision of these Articles of Incorporation, in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of shareholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of common stock (“Limit”), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit, unless a majority of the Whole Board (as hereinafter defined) shall have by resolution granted in advance such entitlement or permission. The number of votes which may be cast by any record owner by virtue of the provisions hereof in respect of common stock beneficially owned by such person owning shares in excess of the Limit shall be a number equal to the total number of votes which a single record owner of all common stock owned by such person would be entitled to cast after giving effect to the provisions hereof, multiplied by a fraction, the numerator of which is the number of shares of such class or series which are both beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of common stock beneficially owned by such person owning shares in excess of the Limit.~~

~~2. The following definitions shall apply to this Section C of this Article IV.~~

~~(a) “Affiliate” shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of filing of these Articles of Incorporation.~~

~~(b) “Beneficial ownership” shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or provision thereto, pursuant to said Rule 13d-3 as in effect on the date of filing of these Articles of Incorporation; provided, however, that a person shall, in any event, also be deemed the “beneficial owner” of any common stock:~~

~~(i) which such person or any of its Affiliates beneficially owns, directly or indirectly; or~~

~~(ii) which such person or any of its Affiliates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, contract, or other arrangement with the Corporation to effect any transaction which is described in any one or more of subparagraphs A(1)(a) through (h) of Article IX hereof or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise), or (B) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of shareholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such Affiliate is otherwise deemed the beneficial owner); or~~

~~(iii) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation; and provided further, however, that (i) no director or officer of the Corporation (or any Affiliate of any such director or officer) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any common stock beneficially owned by any other such director or officer (or any Affiliate thereof), and (ii) neither any employee stock ownership or similar plan of the Corporation or any subsidiary of the Corporation, nor any trustee with respect thereto or any Affiliate of such trustee (solely by reason of such capacity of such trustee), shall be deemed, for any purposes hereof, to beneficially own any common stock held under any such plan. For purposes of computing the percentage beneficial ownership of common stock of a person, the outstanding common stock shall include shares deemed owned by such person through application of this subsection but shall not include any other common stock which may be issuable by the Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding common stock shall include only common stock then outstanding and shall not include any common stock which may be issuable by the Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.~~

~~(c) A “person” shall mean any individual, firm, corporation or other entity.~~

~~(d) “Whole Board” shall mean the total number of directors which the Corporation would have if there were no vacancies on the Board of Directors.~~

~~3. The Board of Directors shall have the power to construe and apply the provisions of this Section C and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (i) the number of shares of common stock beneficially owned by any person, (ii) whether a person is an Affiliate of another, (iii) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of beneficial ownership, (iv) the application of any other definition or operative provision of this Section C to the given facts or (v) any other matter relating to the applicability or effect of this Section C.~~

~~4. The Board of Directors shall have the right to demand that any person who is reasonably believed to beneficially own common stock in excess of the Limit (or holds of record common stock beneficially owned by any person in excess of the Limit) supply the Corporation with complete information as to (i) the record owner(s) of all shares beneficially owned by such person who is reasonably believed to own shares in excess of the Limit and (ii) any other factual matter relating to the applicability or effect of this section as may reasonably be required of such person.~~

~~5. Except as otherwise provided by law or expressly provided in this Section C, the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast a majority of the votes (after giving effect, if required, to the provisions of this Section C) entitled to be cast by the holders of shares of capital stock of the Corporation shall constitute a quorum at all meetings of the shareholders, and every reference in these Articles of Incorporation to a majority or other proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for shareholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.~~

~~6. Any constructions, applications or determinations made by the Board of Directors pursuant to this Section C in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its shareholders.~~

~~7. In the event any provision (or portion thereof) of this Section C shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Section C shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of the Corporation and its shareholders that each such remaining provision (or portion thereof) of this Section C remain, to the fullest extent permitted by law, applicable and enforceable as to all shareholders, including shareholders owning an amount of stock over the Limit, notwithstanding any such finding.~~

ARTICLE V

Preemptive Rights

Holders of the capital stock of the Corporation shall not be entitled to preemptive rights with respect to any shares of the Corporation which may be issued.

ARTICLE VI

Directors

A.         Number. The Corporation shall be under the direction of a Board of Directors. The number of directors shall be as provided in the Corporation’s Bylaws, but in no event shall be fewer than five nor more than 15.

B.         Election and Term. At each annual meeting of shareholders, the shareholders shall elect the directors to hold office until the next annual meeting of shareholders and until their respective successors are elected and qualified.

C.         Vacancies. Any vacancy occurring in the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors, whether or not there remains a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for a term which expires at the next shareholders’ meeting at which directors are elected. A directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term continuing only until the next election of directors by the shareholders.

ARTICLE VII

Removal of Directors

Notwithstanding any other provisions of these Second Amended and Restated Articles of Incorporation or the Corporation’s Bylaws (and notwithstanding the fact that some lesser percentage may be specified by law, these Second Amended and Restated Articles of Incorporation or the Corporation’s Bylaws), any director or the entire Board of Directors may be removed, ~~only for~~ with or without cause, ~~and only~~ by the affirmative vote of the holders of at least a majority ~~80%~~ of the total votes eligible to be cast at a special meeting of shareholders called for the purpose of removing the director. ~~For purpose of this Article VII, “cause” shall mean fraudulent or dishonest acts, a gross abuse of authority in discharge of duties to the Corporation, or acts that are detrimental or hostile to the interests of the Corporation.~~

ARTICLE VIII
Notice for Shareholder Nominations and Proposals

A.         Nominations for the election of directors and proposals for any new business to be taken up at any annual meeting of shareholders may be made by the Board of Directors of the Corporation or by any shareholder of the Corporation entitled to vote generally in the election of directors. In order for a shareholder of the Corporation to make any such nominations and/or proposals, said shareholder shall give notice thereof in writing, that is received by the Secretary of the Corporation not less than 90 days or more than 120 days prior to any such annual meeting; provided, however, that subject to the next succeeding sentence of this Section A, if the meeting is convened more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the shareholder must be received not later than the close of business on the later of (i) the 90th day before such annual meeting and (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment or postponement of an annual meeting for which notice has been given commence a new time period for the giving of notice by a shareholder under this Section A. The term “public announcement” shall mean disclosure (i) in a press release reported by a national news service or (ii) in a document publicly filed or furnished by the Corporation with the U.S. Securities and Exchange Commission. Each such notice given by a shareholder with respect to nominations for election of directors shall set forth: (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Corporation that are beneficially owned by each such nominee, (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to Regulation 14A of the General Rules and Regulations of the Securities Exchange Act of 1934, including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, (v) as to the shareholder giving such notice (a) the shareholder’s name and address as they appear on the Corporation’s books and (b) the class and number of shares of the Corporation that are beneficially owned by such shareholder, (vi) any potential transaction with the Corporation under consideration by the shareholder giving notice or the shareholder’s nominee, and (vii) any other information that would be required to be disclosed in a proxy statement or other filings in connection with solicitations of proxies for, as applicable, the proposal and/or the shareholder’s nominee(s) for election as director(s) in a contested election required to be filed pursuant to Section 14 of the Securities Exchange Act of 1934. In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.

B.         Each such notice given by a shareholder to the Secretary with respect to business proposals to bring before a meeting shall set forth in writing as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business; (iii) the class and number of shares of the Corporation that are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in such business. Notwithstanding anything in these Second Amended and Restated Articles of Incorporation to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Article.

C.         The Chair of the annual meeting of shareholders may, if the facts warrant, determine and declare to the meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if the Chair should so determine, the defective nomination or proposal shall be disregarded.

D.         At any special meeting of shareholders, only business within the purpose or purposes described in the Corporation’s notice of the meeting may be conducted at the meeting.

~~ARTICLE IX~~
~~Approval of Certain Business Combinations~~

~~The shareholder vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this section.~~

~~A. 1. Except as otherwise expressly provided in this Article IX, the affirmative vote of the holders of (i) at least 80% of the outstanding shares entitled to vote thereon (and, if any class or series of shares is entitled to vote thereon separately, the affirmative vote of the holders of at least 80% of the outstanding shares of each such class or series), and (ii) at least a majority of the outstanding shares entitled to vote thereon, not including shares deemed beneficially owned by a Related Person (as hereinafter defined), shall be required to authorize any of the following:~~

~~(a) any merger or consolidation of the Corporation with or into a Related Person;~~

~~(b) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage, or any other security device, of all or any Substantial Part (as hereinafter defined) of the assets of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Related Person;~~

~~(c) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary of the Corporation;~~

~~(d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation;~~

~~(e) the issuance of any securities of the Corporation or a subsidiary of the Corporation to a Related Person in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value exceeding 25% of the total consolidated assets of the Corporation except pursuant to an employee benefit plan of the Corporation or any subsidiary of the Corporation;~~

~~(f) the acquisition by the Corporation or a subsidiary of the Corporation of any securities of a Related Person;~~

~~(g) any reclassification of the common stock of the Corporation, or any recapitalization involving the common stock of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of the Corporation’s common stock, or of outstanding securities convertible into the Corporation’s common stock, directly or indirectly held by any Related Person (a “Disproportionate Transaction”); provided, however, that no such transaction shall be deemed a Disproportionate Transaction if the increase in the proportionate ownership of the Related Person as a result of such transaction is no greater than the increase experienced by the other security holders generally;~~

~~(h) any liquidation or dissolution of the Corporation proposed by or on behalf of any Related Person; and~~

~~(i) any agreement, contract or other arrangement providing for any of the transactions described in this Article IX.~~

~~2. Such affirmative vote shall be required notwithstanding any other provision of these Articles of Incorporation, any provision of law, or any agreement with any regulatory agency or national securities exchange which might otherwise permit a lesser vote or no vote.~~

~~3. The term “Business Combination” as used in this Article IX shall mean any transaction which is referred to in any one or more of subparagraphs (a) through (i) above.~~

~~B. The provisions of Part A of this Article IX shall not be applicable to any particular Business Combination, which shall require only such affirmative vote as is required by any other provision of these Articles of Incorporation, any provision of law, or any agreement with any regulatory agency or national securities exchange, if such particular Business Combination shall have been approved by two-thirds of the Continuing Directors (as hereinafter defined); provided, however, that such approval shall only be effective if obtained at a meeting at which a Continuing Director Quorum (as hereinafter defined) is present.~~

~~C. For the purposes of this Article IX the following definitions apply:~~

~~1. The term “Related Person” shall mean and include (a) any individual, corporation, partnership or other person or entity which together with its “affiliates” (as that term is defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934), that “beneficially owns” (as that term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Act of 1934) in the aggregate 10% or more of the outstanding shares of the common stock of the Corporation (excluding tax-qualified benefit plans of the Corporation); and (b) any “affiliate” (as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934) of any such individual, corporation, partnership or other person or entity. Without limitation, any shares of the common stock of the Corporation which any Related Person has the right to acquire pursuant to any agreement, or upon exercise or conversion rights, warrants or options, or otherwise, shall be deemed “beneficially owned” by such Related Person.~~

~~2. The term “Substantial Part” shall mean more than 25% of the total assets of the Corporation or of a subsidiary, as applicable (in the case of a transaction under subparagraph A.1(b) of this Article IX), or of a Related Person (in the case of a transaction under subparagraph A.1(d) of this Article IX) as of the end of its most recent fiscal year prior to when the determination is made.~~

~~3. The term “Continuing Director” shall mean any member of the Board of Directors of the Corporation who is unaffiliated with the Related Person and was a member of the Board of Directors prior to the time the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board of Directors.~~

~~4. The term “Continuing Director Quorum” shall mean seventy-five percent (75%) of the Continuing Directors capable of exercising the powers conferred on them.~~

~~D. Nothing contained in this Article IX shall be construed to relieve a Related Person from any fiduciary obligation imposed by law. In addition, nothing contained in this Article IX shall prevent any shareholders of the Corporation from objecting to any Business Combination and from demanding any appraisal rights which may be available to such shareholder.~~

~~E. No amendment, alteration, change or repeal of any provision of the Article IX may be effected unless it is approved at a meeting of the Corporation’s shareholders called for that purpose. Notwithstanding any other provision of these Articles of Incorporation, the affirmative vote of the holders of not less than 80% of the outstanding shares entitled to vote thereon shall be required to amend, alter, change, or repeal, directly or indirectly, any provision of this Article IX; provided, however, that the preceding provisions of this Part E shall not be applicable to any amendment to this Article IX if such amendment receives this affirmative vote required by law and any other provisions of these Articles of Incorporation and if such amendment has been approved by a majority of the Continuing Directors.~~

ARTICLE IX

Evaluation of Business Combinations and Other Transactions

In connection with the exercise of its judgment in determining what is in the best interests of the Corporation and of the shareholders, when evaluating ~~(and making any recommendation to the Corporation’s shareholders with regard to) a Business Combination (as defined in Article IX),~~ a tender or exchange offer or any other actual or proposed transaction that would or may involve a change in control of the Corporation (whether by purchases of shares of stock or any other securities of the Corporation in the open market, or otherwise, tender offer, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of the assets of the Corporation, proxy solicitation or otherwise), the Board of Directors of the Corporation, in addition to considering the adequacy of the amount to be paid in connection with any such transaction, may consider all of the following factors and any other factors which it deems relevant: (i) the social and economic effects of the transaction on the Corporation and its subsidiaries, employees, depositors, loan and other customers, creditors and other elements of the communities in which the Corporation and its subsidiaries operate or are located; (ii) the business and financial condition and earnings prospects of the acquiring person or entity, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition and other likely financial obligations of the acquiring person or entity and the possible effect of such conditions upon the Corporation and its subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located; and (iii) the competence, experience, and integrity of the acquiring person or entity and its or their management.

ARTICLE X~~I~~

Limitation of Directors’ Liability

To the fullest extent permitted by the WBCA, a director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director, except for liability of the director for acts or omissions that involve: (i) intentional misconduct by the director; (ii) a knowing violation of law by the director; (iii) conduct violating RCW Section 23B.08.310 (relating to unlawful distributions by the Corporation); or (iv) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the WBCA is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the full extent permitted by the WBCA, as so amended, without any requirement or further action by shareholders. An amendment or repeal of this Article X~~I~~ shall not adversely affect any right or protection of a director of the Corporation existing at the time of such amendment or repeal.

ARTICLE XI~~I~~

Indemnification

The Corporation shall indemnify and advance expenses to its directors, officers, agents and employees as follows:

A.         Directors and Officers. In all circumstances and to the full extent permitted by the WBCA, the Corporation shall indemnify any person who is or was a director or officer of the Corporation and who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (including an action by or in the right of the Corporation), by reason of the fact that said person is or was a director or officer of the Corporation, against expenses, judgments, fines, and amounts paid in settlement and incurred in connection with such action, suit or proceeding. However, such indemnity shall not apply to: (a) acts or omissions of the director or officer in connection with a proceeding by or in the right of the Corporation in which the director or officer is finally adjudged liable to the Corporation; (b) conduct of the director or officer finally adjudged to violate RCW Section 23B.08.310 (relating to unlawful distributions by the Corporation) or (c) any transaction with respect to which it was finally adjudged that such director or officer personally received a benefit in money, property or services to which the director or officer was not legally entitled. Any indemnification payments made pursuant to this Section A of this Article XI~~I~~ are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. 1828(k)) and the regulations promulgated thereunder by the Federal Deposit Insurance Corporation (12 C.F.R. Part 359). The Corporation shall advance expenses incurred in a proceeding for such persons pursuant to the terms set forth in a separate directors’ resolution or contract.

B.         Implementation. The Board of Directors may take such action as is necessary to carry out these indemnification and expense advancement provisions. It is expressly empowered to adopt, approve and amend from time to time such bylaws, resolutions, contracts or further indemnification and expense advancement arrangements as may be permitted by law, implementing these provisions. Such bylaws, resolutions, contracts or further arrangements shall include, but not be limited to, implementing the manner in which determinations as to any indemnity or advancement of expenses shall be made.

C.         Survival of Indemnification Rights. No amendment or repeal of this Article XI~~I~~ shall apply to or have any effect on any right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

D.         Employees and Agents. The Corporation may, by action of the Board of Directors, provide indemnification and pay expenses in advance of the final disposition of a proceeding to employees and agents of the Corporation with the same scope and effect as the provisions of this Article XI~~I~~ with respect to the indemnification and advancement of expenses of directors and officers of the Corporation or pursuant to rights granted under, or provided by, the WBCA or otherwise.

E.         Service for Other Entities. The indemnification and advancement of expenses provided under this Article XI~~I~~ shall apply to directors, officers, employees or agents of the Corporation for both (a) service in such capacities for the Corporation and (b) service at the Corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. A person is considered to be serving an employee benefit plan at the Corporation’s request if such person’s duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan.

F.         Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability asserted against said person and incurred in such capacity or arising out of the individual’s status as such, whether or not the Corporation would have had the power to indemnify said person against such liability under the provisions of this bylaw and the WBCA.

G.         Other Rights. The indemnification provided by this section shall not be deemed exclusive of any other right to which those indemnified may be entitled under any other bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such an office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the heirs executors, and administrators of such person.

ARTICLE XII~~I~~

Special Meeting of Shareholders

Special meetings of the shareholders for any purpose or purposes may be called only by the Chief Executive Officer or by the Board of Directors. The right of shareholders of the Corporation to call special meetings is specifically denied.

ARTICLE XIII~~V~~

Repurchase of Shares

The Corporation may from time to time, pursuant to authorization by the Board of Directors of the Corporation and without action by the shareholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness or other securities of the Corporation in such manner, upon such terms, and in such amounts as the Board of Directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by law.

ARTICLE XIV

Amendment of Bylaws

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation by a majority vote of the directors, based on the number of directors fixed in accordance with the Bylaws, including any vacancies. Notwithstanding any other provision of these Second Amended and Restated Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding that some lesser percentage may be specified by law), the Bylaws shall not be adopted, repealed, altered, amended or rescinded by the shareholders of the Corporation except by the vote of the holders of not less than a majority ~~80%~~ of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting), or, as set forth above, by the Board of Directors.

ARTICLE XV~~I~~

Amendment of Articles of Incorporation

The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in these Second Amended and Restated Articles of Incorporation in the manner now or hereafter prescribed by law, and all rights conferred on shareholders herein are granted subject to this reservation. ~~Notwithstanding the foregoing, the provisions set forth in Articles II, III, IV (other than a change to the number of authorized shares of the Corporation’s capital stock), V, VI, VII, VIII, IX (except as provided in Part E. of Article IX), X, XI, XII, XIII, XIV, XV, XVI, XVII, XVIII and this Article XVI of these Articles of Incorporation may not be repealed, altered, amended or rescinded in any respect unless the same is approved by the affirmative vote of the holders of not less than 80% of the votes entitled to be cast by each separate voting group entitled to vote thereon, cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting).~~

ARTICLE XVI~~I~~

Shareholder Vote Required on Certain Matters

~~Subject to Articles IX and XVI of these Amended and Restated Articles of Incorporation, i~~If shareholder approval of any of the following matters is required under the WBCA, such matter may be approved by a majority of the votes in each voting group (except as otherwise provided in Article XVII of these Second Amended and Restated Articles of Incorporation) entitled to be cast on such matter: (a) amendment to these Second Amended and Restated Articles of Incorporation, (b) a plan of merger or share exchange of the Corporation with any other corporation; (c) the sale, lease, exchange, or other disposition, whether in one transaction or a series of transactions, by the Corporation of all or substantially all of the Corporation’s property other than in the usual and regular course of business; or (d) the dissolution of the Corporation. This Article is intended to reduce the voting requirements otherwise prescribed by the WBCA with respect to the foregoing matters.

ARTICLE XVII~~I~~

Limitation of Separate Class Voting to Extent Permitted by Law

Except to the extent expressly provided in the preferences, limitations, voting powers, and relative rights set forth in these Second Amended and Restated Articles of Incorporation or any amendment thereto with respect to a particular class or series of shares, the holders of each outstanding class or series of shares of the Corporation are not entitled to vote as a separate voting group: (a) on any amendment to these Second Amended and Restated Articles of Incorporation with respect to which such class or series would otherwise be entitled under RCW 23B.10.040(1)(a), (e), or (f) to vote as a separate voting group, (b) on any plan of merger or share exchange with respect to which such class or series would otherwise be entitled under RCW 23B.11.035 to vote as a separate voting group, or (c) on any transaction pursuant to RCW 23B.12.020.

* * *

IN WITNESS WHEREOF, the Corporation has caused these Second Amended and Restated Articles of Incorporation to be executed this ~~25th~~ ___ day of May, ~~2022~~2024.

Matthew P. Deines
President and Chief Executive Officer